UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO 2 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VIEW SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)
3670 (Primary Standard Industrial Classification Code Number) 59-2928366

(I.R.S. Employer Identification No.)

SEC NO.: 333-194222

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

(410) 242-8439

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

American Corporate Enterprises, Inc.

123 West Nye Lane, Suite 129

Carson City, Nevada 89708

(775) 884-9380

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]

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Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock
Shares offered by the Company	100,000,000	$0.04	$4,000,000	$
Shares offered by Selling Stockholders	6,000,000	0.04	$ 240,000	$
Total	106,000,000	0.04	$4,240,000	$

(1)  Pursuant to Rule 415(o) of the Securities Act, these securities are being offered by the Company and the Selling Stockholder named herein on a delayed or continuous basis. The offering price has been arbitrarily determined.

(2)  The offering price has been arbitrarily determined.

(3)  Estimated solely for the purpose of calculating the registration fee under Rule 457(c) or (g) under the Securities Act of 1933 based on the closing bid quote for our common stock as of May 1, 2014.

(4)  These are outstanding shares of common stock which may be offered for sale by a Selling Stockholder pursuant to this registration statement on a securities market such as the Over-the-Counter Bulletin Board or other securities exchange at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 JULY __, 2014

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A Total of 106,000,000, Shares of Common Stock Offered for Sale

100,000,000 Shares Offered at $0.04 Per Share by the Company

6,000,000 Shares Offered at Market Price by a Selling Shareholder

View Systems, Inc. (the “Company”) is offering for sale a total of up to 100,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) on a "self- underwritten," best efforts basis.  The shares will be offered at a price of $.04 per share for a period of at least six months but not more than twelve months from the date of this prospectus, and  we may close or terminate the Offering earlier than twelve months.  There is no minimum number of shares required to be purchased per investor, and we are not required to sell any minimum number of shares in the offering.  Proceeds from the offering will not be placed in escrow or similar type of account and will be immediately available for use by the Company. See "Use of Proceeds" and "Plan of Distribution."  We make no prediction how many shares we will sell, and we may not realize enough proceeds to remain in operation.  In addition, the certain selling stockholders named in this prospectus (collectively the "Selling Stockholders") are offering for sale from time to time an aggregate each of up to 3,000,000 shares of our Common Stock.

If we sell all of the 100,000,000 shares offered by the Company, we will receive $4,000,000 in estimated gross proceeds. The Company expects the net proceeds from the sale of fifty percent (50%) of the shares will sustain its operations for a period of 5 months. We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholder.

The shares being offered for resale by the Selling Stockholders will be offered and sold at market prices. If the Selling Shareholders sells all 6,000,000 shares at an estimated $0.04 per share (our market price as of the most recent practicable date), they may realize approximately $240,000.  The shares being offered for resale by the Selling Stockholders represent approximately 2,8% of the Company's current issued and outstanding Common Stock.  Also, sales of a substantial number of shares of our Common Stock by the Selling Stockholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

The Selling Stockholders and any broker/dealer executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Commissions received by any broker/dealer may be deemed to be underwriting commissions under the Securities Act. Proceeds received by the Selling Stockholders in excess of $120,000 represent underwriting discounts to the Selling Stockholders.

Our common stock is not listed on a national securities exchange or The Nasdaq Stock Market.  Our common stock is quoted on the Over the Counter Bulletin Board (“OTCBB”) under the symbol “VSYM.OB”.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.   PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5 WHICH DESCRIBE CERTAIN MATERIAL RISKS YOU SHOULD CONSIDER BEFORE INVESTING AND “DILUTION” BEGINNING ON PAGE 12 WHICH DESCRIBES THE IMMEDIATE DILUTION THAT INVESTORS IN THIS OFFERING WILL SUFFER.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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[Inside Cover of Prospectus]

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should read the entire prospectus before making an investment decision to purchase our Common Stock.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.  This prospectus is not an offer to sell securities in any state where the offer is not permitted.

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PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.

In this prospectus, unless otherwise indicated, "we," "us," "our" and the "Company" refer to View Systems, Inc.

Our Company

View Systems, Inc. develops, produces and markets computer software and hardware systems for security and surveillance applications.

View Systems was incorporated in Florida on January 25, 1989, as Beneficial Investment Group, Inc. and became active in September 1998 when we began development of our digital video product line and changed the company's name to View Systems, Inc. Starting in 1999 we expanded our business operations through a series of acquisitions of technologies we use in our digital video recorder technology products and in our concealed weapons technology.

On July 25, 2003, View Systems incorporated View Systems, Inc. as a wholly-owned Nevada corporation for the sole purpose of changing the domicile of the company from Florida to Nevada. On July 31, 2003, articles of merger were filed with the states of Florida and Nevada to complete the domicile change

View Systems, Inc. develops, produces and markets computer software and hardware systems for security and surveillance applications. In 1998 digital video recorder technology was our first developed product and we enhanced this product line by developing interfaces with other various technologies, such as facial recognition, access control cards and control devices such as magnetic locks, alarms and other common security devices. In 2003 we sold this product to various commercial entities including schools, restaurants, night clubs, car washers and car dealers (license plate recognition was incorporated into these types of installations), ranches and gas stations. In these installations we integrated the digital video recorded technology with other electronic devices, and we gained knowledge of the security needs of a wide range of businesses.

We expanded our product line in 2002 to include a concealed weapons detection system we call ViewScan. We have penetrated four major market segments for this product: correctional facilities, judicial facilities, probation offices and federal facilities in the Mid-Atlantic States, the West Coast and the South. In 2003 we added a hazardous material first response wireless video transmitting system to our product line we refer to as Visual First Responder. The markets for these units are first responder units for agencies such as the National Guard, Coast Guard, Army, state law enforcement agencies, and fire departments. Both of these technologies were licensed from the U.S. Department of Energy's Idaho National Engineering Laboratory ("INEL"). Until 2005 we assembled all of our products in-house, but we currently contract with third party manufacturers to manufacture some components of our products.

Historically, we have relied upon exclusive technology licensing agreements with federal departments to license and distribute the ViewScan technology. In anticipation of the expiration of federal licenses, we developed propriety components and made sufficient engineering design changes to the ViewScan product to lower production costs and to accommodate the price points required by competitive pressures. By redesigning the ViewScan, we offset the impact of the expiration of our license agreements and continued to capitalize on the competitive advantage we had in the markets we had entered. We have a similar strategy for the Visual First Responder, which is now in its third generation.

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Please see DESCRIPTION OF BUSINESS – Products and Services - beginning on page 18 for detailed descriptions of our products and services.

Although we have established more than one web site to market our products, prospective investors are strongly cautioned that any information appearing on one of our web sites should not be deemed to be a part of this prospectus and should not be utilized in making a decision whether to buy our Common Stock.

SUMMARY OF THIS OFFERING

Securities Offered By the Company

•         Up to 100,000,000 Shares of our Common Stock are being offered for sale by the Company.

•       Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Price	• We will sell the Shares at $0.04. This price was determined by us arbitrarily.
Securities Offered By Selling Stockholders	• Up to 6,000,000 Shares of our Common Stock owned by Selling Stockholders are included in this Prospectus. The Selling Stockholders are not obligated to sell any Shares.
Offering Price	• The Selling Stockholders may sell their Shares from time to time at market price.
Number of shares outstanding before the offering	• 248,030,860 shares of Common Stock issued and outstanding as of May 21, 2014.
Total number of shares of Common Stock outstanding after the offering (if fully subscribed)	• 348,030,860 shares of Common Stock.
Net Proceeds to the Company	• We intend to accomplish this Offering on a “self-underwritten” basis directly through our officers, directors and/or employees, who will not be separately compensated therefore. However, we reserve the right to utilize an underwriter in which case we will amend this Prospectus to disclose the material terms of such relationship as they pertain to the offering. Additionally, we estimate that costs of this offering for such items as legal and accounting fees, printing, and SEC registration fees, and other charges will total approximately $30,000. Thus net proceeds to the Company if this offering is fully subscribed without the use of underwriters will be $3,970,000 (assuming $30,000 in Offering expenses are paid). In the event that only 50% of the Shares are sold we will generate net proceeds of $797,000 (assuming $30,000 in Offering expenses are paid). In the event that we only sell 10% of the Shares, we will generate net proceeds of $370,000 (assuming $30,000 in Offering expenses are paid).
Use of Proceeds	• We will use the proceeds from this offering to: (1) facilitate product fulfillment (manufacturing, packaging and shipment), which we anticipate will enable future orders to be self funding; (2) provide working capital to finance corporate acquisitions and the integration of new technologies; and (3) retire debt through cash payment or the exchange of debt obligations with payment in Common Stock registered in this offering. A summary of our intended use of the proceeds of this offering is set forth in the section of this prospectus titled USE OF PROCEEDS
Consummation of the offering	• We will terminate this offering upon the earlier to occur of (1) one year from the effective date of this prospectus, (2) sale of all the Shares being offered, or (3) anytime after a minimum of six months from the date of the Prospectus at our sole discretion if we determine that it is in our best interests to withdraw the offering.

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RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our Common Stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently believe are immaterial, may also impair our business operations and financial results. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

In assessing these risks you should also refer to the other information contained in or incorporated by reference to our Form 10-K for the year ended December 31, 2013, including our financial statements and the related notes.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARES WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our Shares on a “best efforts” basis, and there is no minimum number of Shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the Shares through our employees, officers and directors, who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all Shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the Shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the Shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

WE NEED ADDITIONAL EXTERNAL CAPITAL AND IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL TO FUND OUR PLANS, WE MAY BE FORCED TO DELAY OR CEASE OPERATIONS.

The funds to be raised in this offering will not meet all of our needs.  Based on our current growth plan we believe we may require approximately $1,200,000 in additional financing within the next twelve months to develop our sales channels, of which the $1,000,000 sought in this offering is intended to be a substantial part. Our success will depend upon our ability to access equity capital markets and borrow on terms that are financially advantageous to us. However, we may not be able to obtain additional funds on acceptable terms. If we fail to obtain funds on acceptable terms, then we might be forced to delay or abandon some or all of our business plans or may not have sufficient working capital to develop products, finance acquisitions, or pursue business opportunities. If we borrow funds, then we could be forced to use a large portion of our cash reserves, if any, to repay principal and interest on those loans. If we issue our securities for capital, then the interests of investors and stockholders will be diluted.

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WE HAVE EXPERIENCED HISTORICAL LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT. IF WE ARE UNABLE TO REVERSE THIS TREND, WE WILL LIKELY BE FORCED TO CEASE OPERATIONS.

We have incurred losses for the past two fiscal years which consist of a net loss of $2,008,101 for 2013 and a net loss of $888,022 for 2012. In addition, we had an accumulated deficit of $27,611,046 at December 31, 2013, as compared with $25,602,945 at December 31, 2012. We also incurred a net loss for the three month period ended March 31, 2014 of $379,011. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital will be required for future periods for: (i) new product development expenses; (ii) potential marketing costs and professional fees; or (iii) we encounter greater costs associated with general and administrative expenses or offering costs. As a result, we are unable to predict whether we will achieve profitability in the future, or at all.

The uncertainty and factors described throughout this section may impede our ability to economically develop, produce, and market our products effectively. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

WE HAVE A WORKING CAPITAL DEFICIT AND SIGNIFICANT CAPITAL REQUIREMENTS. SINCE WE WILL CONTINUE TO INCUR LOSSES UNTIL WE ARE ABLE TO GENERATE SUFFICIENT REVENUES TO OFFSET OUR EXPENSES, INVESTORS MAY BE UNABLE TO SELL OUR SHARES AT A PROFIT OR AT ALL.

We had a net loss of $379,011 and $2,008,101 for the three month period ended March 31, 2014 and fiscal year ended December 31, 2013 and net cash used in operations of $81,845 and $784,570 for the three month period ended March 31, 2014 and fiscal year ended December 31, 2013, respectively. Because we have not yet achieved or acquired sufficient operating capital and given these financial results along with our expected cash requirements in 2014, additional capital investment will be necessary to develop and sustain our operations.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent registered public accounting firm’s report accompanying our December 31, 2013 and 2012 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected

We have incurred substantial operating and net losses, as well as negative operating cash flow and do not have financing commitments in place to meet expected cash requirements for the next twelve months. Our net loss for the three month period ended March 31, 2014 was $379,011, for fiscal year ended December 31, 2013 was $2,008,101 and for fiscal year ended December 31, 2012 was $888,022. Our retained deficit was $27,611,046 at December 31, 2013. We are unable to fund our day-to-day operations through revenues alone, and management believes we will incur operating losses for the near future while we expand our sales channels. While we have expanded our product line and expect to establish new sales channels, we may be unable to increase revenues to the point that we attain and are able to maintain profitability. We have had to rely on private financing to cover cash shortfalls. As a result, we continue to have significant working capital and stockholders' deficits including a substantial accumulated deficit at December 31, 2013. In recognition of such, our independent registered public accounting firms have included an explanatory paragraph in their respective reports on our consolidated financial statements for the fiscal years ended December 31, 2013, and December 31, 2012 that expressed substantial doubt regarding our ability to continue as a going concern.

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WE NEED ADDITIONAL EXTERNAL CAPITAL AND IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL TO FUND OUR PLANS, WE MAY BE FORCED TO DELAY OR CEASE OPERATIONS.

Based on our current growth plan we believe we may require approximately $1,200,000 in additional financing within the next twelve months to develop our sales channels. Furthermore, if the cost of our development, production and marketing programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these required funds, or on terms satisfactory to us. Our success will depend upon our ability to access equity capital markets and borrow on terms that are financially advantageous to us. However, we may not be able to obtain additional funds on acceptable terms. If we fail to obtain funds on acceptable terms, then we might be forced to delay or abandon some or all of our business plans or may not have sufficient working capital to develop products, finance acquisitions, or pursue business opportunities. If we borrow funds, then we could be forced to use a large portion of our cash reserves, if any, to repay principal and interest on those loans. If we issue our securities for capital, then the interests of investors and stockholders will be diluted. We are attempting to raise at least $1 million through an offering of securities.

WE ARE CURRENTLY DEPENDENT ON THE EFFORTS OF RESELLERS FOR OUR CONTINUED GROWTH AND MUST EXPAND OUR SALES CHANNELS TO INCREASE OUR REVENUES AND FURTHER DEVELOP OUR BUSINESS PLANS. OUR FUTURE GROWTH AND PROFITABILITY MAY DEPEND UPON THE EFFECTIVENESS AND EFFICIENCY OF OUR MARKETING EXPENDITURES IN RECRUITING NEW CUSTOMERS.

We are in the process of developing and expanding our sales channels, but we expect overall sales to remain down as we develop these sales channels. We are actively recruiting additional resellers and dealers and have hired in-house sales personnel for regional and national sales. We must continue to find other methods of distribution to increase our sales. If we are unsuccessful in developing sales channels we may have to abandon our business plan.

Moreover, our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to: (i) create greater awareness of our ViewScan products and band name; (ii) identify the most effective and efficient level of spending in each market, media and specific media vehicle; (iii) determine the appropriate message and media mix for advertising, marketing and promotional expenditures; (iv) effectively manage marketing costs, including creative and media expense in order to generate and maintain acceptable costs; (v) generate leads for sales, including obtaining lists of businesses in a cost-effective manner; and (vi) drive traffic to our website.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN OUR MARKET BECAUSE WE HAVE A SMALL MARKET SHARE AND COMPETE WITH LARGE NATIONAL AND INTERNATIONAL COMPANIES.

We estimate that we have less than a 1% market share of the surveillance and weapons detection market. We compete with many companies that have greater brand name recognition and significantly greater financial, technical, marketing, and managerial resources. The position of these competitors in the market may prevent us from capturing more market share. We intend to remain competitive by increasing our existing business through marketing efforts, selectively acquiring complementary technologies or businesses and services, increasing our efficiency, and reducing costs.

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WE MUST SUCCESSFULLY INTRODUCE NEW OR ENHANCED PRODUCTS AND MANAGE THE COSTS ASSOCIATED WITH PRODUCING SEVERAL PRODUCT LINES TO BE SUCCESSFUL. WE OPERATE IN A MARKET WHICH IS SUBJECT TO RAPID TECHNOLOGICAL AND OTHER CHANGES AND INCREASING COMPETITION COULD LEAD TO PRICING PRESSURES, REDUCED OPERATING MARGINS, LOSS OF MARKET SHARE AND INCREASED CAPITAL EXPENDITURES.

Our future success depends on our ability to continue to improve our existing products and to develop new products using the latest technology that can satisfy customer needs. For example, our short term success will depend on the continued acceptance of the Multi-Mission Mobil Video and the ViewScan portal product line. We cannot be certain that we will be successful at producing multiple product lines and we may find that the cost of production of multiple product lines inhibits our ability to maintain or improve our gross profit margins. In addition, the failure of our products to gain or maintain market acceptance or our failure to successfully manage our cost of production could adversely affect our financial condition.

The markets for our ViewScan products is highly competitive and we expect increased competition in the future that could adversely affect our revenue and market share. Larger established companies with high brand recognition may develop products and services that are competitive with our core products and services. These competitors may be able to devote greater resources than us to the development, promotion and sale of their products and services and respond more quickly than we can to new technologies or changes. We may not be able to compete effectively with current or future competitors, especially those with significantly greater resources or more established customer bases, which may materially adversely affect our sales and our business.

PROTECTION OF OUR INTELLECTUAL PROPERTY IS LIMITED AND ANY MISUSE OF OUR INTELLECTUAL PROPERTY BY OTHRES COULD HARM OUR BUSINESS, REPUTATION AND COMPETITIVE POSITION.

Our trademarks, copyrights, trade secrets, trade dress and designs are valuable and integral to our success and competitive position. However, we cannot assure you that we will be able to adequately protect our proprietary rights through reliance on a combination of copyrights, trademarks, trade secrets, confidentiality procedures, contractual provisions and technical measures from outside influences. Protection of trade secrets and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal questions. We cannot completely prevent the unauthorized use or infringement of our intellectual property rights, as such prevention is inherently difficult.

We also expect that the more successful we are, the more likely that competitors will try to illegally use our proprietary information and develop products that are similar to ours, which may infringe on our proprietary rights. In addition, we could potentially lose future trade secret protection for our source code if any unauthorized disclosure of such code occurs. The loss of future trade secret protection could make it easier for third parties to compete with our products by copying functionality. Any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, service revenue, reputation and competitive position could be materially adversely affected.

THE CONFIDENTIALITY, NON-DISCLOSURE AND OTHER AGREEMENTS WE USE TO PROTECT OUR PRODUCTS, TRADE SECRETS AND PROPRIETARY INFORMATION MAY PROVE UNENFORCEABLE OR INADEQUATE.

We protect our products, trade secrets and proprietary information, in part, by requiring all of our employees and consultants to enter into agreements providing for the maintenance of confidentiality. We also enter into non-disclosure agreements with our technical consultants to protect our confidential and proprietary information. We cannot assure you that our confidentiality agreements with our employees, consultants and other third parties will not be breached, that we will be able to effectively enforce these agreements, that we will have adequate remedies for any breach, or that our trade secrets and other proprietary information will not be disclosed or will otherwise be protected.

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WE HAVE NOT REGISTERED COPYRIGHTS FOR OUR VIEWSCAN PRODUCTS, WHICH MAY LIMIT OUR ABILITY TO ENFORCE THEM.

We have not registered our copyrights in all of our materials, website information, designs or other copyrightable works. The United States Copyright Act automatically protects all of our copyrightable works, but without registration we cannot enforce those copyrights against infringers or seek certain statutory remedies for any such infringement. Preventing others from copying our products, written materials and other copyrightable works is important to our overall success in the marketplace. In the event we decide to enforce any of our copyrights against infringers, we will first be required to register the relevant copyrights, and we cannot be sure that all of the material for which we seek copyright registration would be registrable in whole or in part, or that once registered, we would be successful in bringing a copyright claim against any such infringers.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL, INCLUDING MR. GUNTHER THAN, OUR CHIEF EXECUTIVE OFFICER, WHOSE KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE IN THE EVENT WE LOSE HIS SERVICES.

We are dependent on the services of Gunther Than, our Chief Executive Officer, and a member of our Board and our other executive officers and members of our senior management team. For example, the loss of Mr. Than could damage customer relations and could restrict our ability to raise additional working capital if and when needed. There can be no assurance that Mr. Than will continue in his present capacity for any particular period of time. Other than non-compete provisions of limited duration included in employment agreements that we may or will have with certain executives, we do not generally seek non-compete agreements with key personnel, and they may leave and subsequently compete against us. The loss of service of any of our senior management team, particularly those who are not party to employment agreements with us, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on our business.

WE MAY BE UNABLE TO ATTRACT AND RETAIN THE SKILLED EMPLOYEES NEEDED TO SUSTAIN AND GROW OUR BUSINESS.

Our success to date has largely depended on, and will continue to depend on, the skills, efforts and motivations of our executive team and employees, who generally have significant experience with our Company. Our success also depends largely on our ability to attract and retain highly qualified IT engineers and programmers, to train professionals and sales and marketing managers and corporate management personnel. We may experience difficulties in locating and hiring qualified personnel and in retaining such personnel once hired, which may materially and adversely affect our business.

OUR DIRECTORS AND OFFICERS ARE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER MATTERS REQUIRING STOCKHOLDER APPROVAL.

Currently, we have 248,030,860 shares of common stock issued and outstanding and 3,489,647 shares of preferred stock issued and outstanding. Currently, our directors and executive officers collectively hold approximately 21.96% of the voting power of our common and 59.88% of the preferred stock entitled to vote on any matter brought to a vote of the stockholders. Including the effects of Gunther Than’s, our Chief Executive Officer's voting preferred stock, our directors and officers have the power to vote approximately 81.84% of common shares (based on the assumed effects of conversion of all of Mr. Than’s preferred stock) as of the date of this Prospectus.. Pursuant to Nevada law and our bylaws, the holders of a majority of our voting stock may authorize or take corporate action with only a notice provided to our stockholders. A stockholder vote may not be made available to our minority stockholders, and in any event, a stockholder vote would be controlled by the majority stockholders.

OUR OFFICER AND DIRECTORS MAY BE SUBJECT TO CONFLICTS OF INTEREST.

Some of our officers and directors serve only part time and can become subject to conflicts of interest. Some devote part of their working time to other business endeavors, including consulting relationships with other entities, and have responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, our officers and directors could be subject to conflicts of interest. Currently, we have no policy in place to address such conflicts of interest.

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NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, AND OUR BUSINESS AND STOCK PRICE MAY BE ADVERSELY AFFECTED IF WE DO NOT ADEQUATELY ADDRESS THOSE WEAKNESSES OR IF WE HAVE OTHER MATERIAL WEAKNESSES OR SIGNIFICANT DEFICIENCIES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, AND OUR BUSINESS AND STOCK PRICE MAY BE ADVERSELY AFFECTED IF WE DO NOT ADEQUATELY ADDRESS THOSE WEAKNESSES OR IF WE HAVE OTHER MATERIAL WEAKNESSES OR SIGNIFICANT DEFICIENCIES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING.

For fiscal year ended 2012, we did not adequately implement certain internal controls, particularly with respect to revenue reporting, and made certain other accounting errors in our financial statements for the year ended December 31, 2010 and for the interim periods of March 31, 2011, June 30, 2011, and September 30, 2011. Due to accounting errors, we had to restate our financial statements as of and for the period ended December 31, 2010 to reflect the correction of: (i) an understatement of deferred income that resulted from incorrectly allocating the revenue received under extended warranty arrangements over the life of the warranty; (ii) an overstatement of revenue due to recognition of sales prior to the installation of the products, and (iii) the classification of common stock that was issued to the holder of a note payable. As a result of reducing sales revenue there was a corresponding reduction in cost of sales and accounts payable. We had originally recorded the issuance of the stock as a payment in full for the note and related costs. However, after a further review of the legal documents, it was determined that the debt was not satisfied but instead the ultimate resolution of the debt was contingent on events that were still unfolding. Because of the errors that are being corrected, we have restated our belief that our internal controls over financial reporting were effective to conclude that they were not effective.

Although we have taken steps to correct our identified material weaknesses in our internal controls and have revised our interim financial disclosures for periods in 2011, the existence of these or possibly other material weaknesses or significant deficiencies raises concerns that the prevention of future errors could require the allocation of scarce financial resources at times when such resources may not be available to us. As of the date of this Annual Report, we believe we have corrected any material weaknesses in our internal controls. If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information; the market price of our stock could decline significantly; we may be unable to obtain additional financing to operate and expand our business, and our business and financial condition could be harmed.

For fiscal year ended December 31, 2012, we have remedied our control deficiencies over our revenue recognition. In 2013, we identified a material weakness because we did not currently employ a sufficient number of qualified accounting personnel to ensure proper and timely evaluation of complex accounting, tax, and disclosure issues that may arise during the course of our business. We intend to address this material weakness by reviewing our business. We intend to address this material weakness by reviewing our accounting and finance processes to identify any improvements thereto that might enhance our disclosure controls and procedures and our internal control over financial reporting and determine the feasibility of implementing such improvements and by seeking qualified employees and/or outside consultants who possess the knowledge needed to eliminate this weakness. Our ability to remediate this weakness may, however, be delayed or limited by resource constraints, a lack of qualified persons in our market area and/or competition from other employers.

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FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT WOULD LEAD TO LOSS OF INVESTOR CONFIDENCE IN OUR REPORTED FINANCIAL INFORMATION.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual Report on Amendment No. 2 to Form 10-K for the fiscal year ending December 31, 2008, we have been required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

To maintain compliance with Section 404 of the Act, we engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging and requires management to dedicate scarce internal resources and to retain outside consultants.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for securities disclosure reporting deadlines. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

THERE IS NO SIGNIFICANT ACTIVE TRADING MARKET FOR OUR SHARES, AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM PUBLICLY.

There is no significant active trading market for our shares, and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

•	Investors may have difficulty buying and selling our shares or obtaining market quotations;
•	Market visibility for our common stock may be limited; and
•	A lack of visibility for our common stock may depress the market price for our shares.

Moreover, the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors, including the following: (i) actual or anticipated fluctuations in our quarterly operating results and revisions to our expected results; (ii) changes in financial estimates by securities research analysts; (iii) conditions in the market for our products; (iv) changes in the economic performance or market valuations of companies specializing in the defense industries; (v) announcements by us or our competitors of new services, strategic relationships, joint ventures or capital commitments; (vi) addition or departure of key personnel; (vii) litigation related to any intellectual property; and (viii) sales or perceived potential sales of our shares.

In addition, the securities market has from time to time, and to an even greater degree since the last quarter of 2007, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.  Furthermore, in the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

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OUR COMMON STOCK IS CONSIDERED TO BE "PENNY STOCK."

Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

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The market price of our common stock may be higher or lower than the price you may pay for your shares. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•	variations in our quarterly operating results;
•	loss of a key relationship or failure to complete significant transactions;
•	additions or departures of key personnel; and
•	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

SALES OF OUR COMMON STOCK RELYING UPON RULE 144 MAY DEPRESS PRICES IN THE MARKET FOR OUR COMMON STOCK BY A MATERIAL AMOUNT.

As of the date of this Prospectus, all of our common stock held by non-affiliates that was issued before December 31, 2012 and was either issued in a registered offer for sale or exchange or has been issued and outstanding beyond applicable holding periods imposed by Rule 144 under the Securities Act of 1933, as amended. Thus, with 100% of our common stock issued prior to December 31, 2011 to non-affiliates being freely tradeable, there is a significant risk that sales under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of our common stock in the over-the-counter market, especially in situations where a large volume of shares is offered for sale at the same time.

Securities saleable pursuant to the Rule 144 exemption from registration may only be resold, however, if all of the requirements of Rule 144 have been met, including, but not limited to, the requirement that the issuer of the securities have made available all required public information. However, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least six months and the other requirements of Rule 144 have been satisfied. Presently shares of restricted Common Stock held by non-affiliates of the Company may be sold, subject to compliance with Rule 144, six months after issuance, provided that our Exchange Act registration remains in effect and we are current in our disclosure reporting obligations.

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THE OFFERING PRICE OF THE SHARES OFFERED BY THE COMPANY WAS NOT DETERMINED BY TRADITIONAL CRITERIA OF VALUE.

Presently there is a limited market for our shares of Common Stock on the OTCBB. Trading of our Common Stock does not occur every business day and therefore our Common Stock is relatively illiquid and difficult to price. Accordingly potential purchasers in this Offering should not rely on any quotations published by the OTCBB as the price at which our Shares may be sold. In addition the Company cannot give any assurance that the quoted prices on the OTCBB for the Company's shares have any relation to the actual value of the Company. Accordingly potential investors in this Offering should note that the Offering price of the Shares being offered pursuant to this Prospectus was arbitrarily established by us and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

PURCHASERS OF THE SHARES WILL INCUR AN IMMEDIATE AND SUBSTANTIAL DILUTION.

The purchasers of the Shares being offered hereby will furnish a substantial amount of our capital and will assume substantially all of the financial risk, whereas the present stockholders and the Selling Stockholder will receive a substantial majority of the benefits, if any. In addition, the present Stockholders may have substantial potential profits as a result of this Offering, while purchasers of the newly-issued Shares will experience an immediate and substantial percentage dilution in the net tangible book value of their of their Shares.  See: “DILUTION.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Prospectus contains forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of View Systems, Inc. (the “Company”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

DESCRIPTION OF SECURITIES

Our amended and restated articles of incorporation provide that we are authorized to issue two classes of equity securities comprised of 950,000,000 shares of common stock with a par value of $0.001 per share (“Common Stock”) and 10,000,000 shares of preferred stock with a par value of $0.001 per share (“Preferred Stock”). We are also authorized to issue rights, warrants, and options to purchase any class of equity securities.

Common Stock

This offering pertains only to our Common Stock.  Pursuant to the terms of our amended and restated articles of incorporation, our Common Stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments by the Company once fully paid and shall not be subject to assessment to pay the debts of the Company.  Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors.

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Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of preferred stock of the Corporation.  Upon liquidation or dissolution of, or any distribution of the assets of, the Corporation, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock

All of our authorized Preferred Stock is categorized as Series A Preferred Stock.  Series A Preferred stock, among other rights set forth in our amended and restated articles of incorporation, has the right to:

• a liquidation preference of $.01 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock or any series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Series A Convertible Preferred Stock;

• to convert all or any portion of such holder’s shares of Series A Convertible Preferred Stock into fully paid and non-assessable shares of Common Stock in a ratio of 15 shares of Common Stock for each share of Series A Preferred Stock;

• 15 votes for each share of Series A Convertible Preferred Stock and each share is entitled to vote on any and all matters brought to a vote of shareholders of Common Stock; and

• prevent the establishment of a class or category of stock superior in distribution rights to Series A Preferred Stock unless a majority of the Series A Preferred Stockholders consent to such action.

USE OF PROCEEDS

We estimate that, if our Offering is fully subscribed, we will receive net proceeds of $3,969,927.00 from our sale of 100,000,000 Shares. This estimate is based on an Offering price of $0.04 per Share, and assumes that we will not engage the services of an underwriter to assist us in selling all of the Shares. If we engage an underwriter, our net proceeds will be reduced by the negotiated commissions paid to the underwriter.  However, as of the effective date of this prospectus, we have not engaged an underwriter. For purposes of this disclosure we have assumed that no commissions will be paid on any Shares. Additionally, we estimate that our direct costs of this Offering (SEC filing fees, legal, accounting, printing, and miscellaneous expenses) will be $30,000.

The primary purposes of this Offering are to obtain additional capital to: (1) facilitate product fulfillment (manufacturing, packaging and shipment), which we anticipate will enable future orders to be self funding; (2) provide working capital to finance corporate acquisitions and the integration of new technologies; and (3) retire debt through cash payment or the exchange of debt obligations with payment in registered Common Stock. The table below represents our best estimate of the allocation of the net proceeds, including the priorities for the use of the proceeds, based upon our current business plan and assuming that all of the Shares are sold and not used to retire debt in exchange for Common Stock registered in this offering.

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Assuming the Sale of All Shares

Gross Proceeds from Offering	$4,000,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent, And miscellaneous fees)	30,000	0.8%

Retire Trade Debt	677,000	16.9%

Working Capital (including office expense, general administration expenses, And professional fees)	3,293,000	82.3%

Total	$4,000,000	100%

Assuming the Sale of 50% of the Shares

Gross Proceeds from Offering	$2,000,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent, and miscellaneous fees)	30,000	1.5%

Retire Trade Debt	677,000	33.8%

Working Capital (including office expense, general administration expenses, And professional fees)	1,293,000	64.7%

Total	$2,000,000	100%

Assuming the Sale of 10% of the Shares

Gross Proceeds from Offering	$400,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent and miscellaneous fees)	30,000	7.5%

Retire Trade Debt	—	—

Working Capital (including office expense, general administration expenses, And professional fees)	370,000	92.5%

Total	400,000	100%

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The amounts set forth merely indicate the general application of net proceeds of the Offering. Actual expenditures relating to the development of our business may differ from the estimates depending on the efficacy of our business development efforts, unanticipated costs in connection therewith as well as changes in the industry and actions of our competitors among other causes.  There can be no assurance we will be successful in our efforts to secure investors to invest in our Offering and/or obtain alternative financing. In the event that not all of the Shares are sold, management in its sole discretion will allocate the proceeds of this Offering in a manner in which it determines will be in our best interests. In such an event we may not be able to follow our business plan. This may have a significant impact on our ability to continue operating our business. Moreover even if all of the Shares are sold, management reserves the right to alter the above projected use of proceeds if it determines that such changes will be in our best interests.  Accordingly, the amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development and marketing activities and competition. Accordingly, our management will have broad discretion in the use of the net proceeds from this Offering. All net proceeds from this Offering will be immediately available for use by the Company.

DETERMINATION OF OFFERING PRICE

Since there is only limited trading of our shares of Common Stock which are quoted on the OTCBB, the Offering price of our Shares was unilaterally determined solely by us. The last trade of our shares of our Common Stock, as reported by www.finance.yahoo.com, was on January 20, 2014.

The facts we considered in determining the Offering price were:

• our financial condition and prospects the

• homeland security market in general;

• our operating history;

• the general condition of the securities market; and

• management’s informal prediction of demand for securities such as the Shares.

The Offering price is not an indication of and is not based upon our actual value. The Offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The Offering price should not be regarded as an indicator of the future market price of our securities and/or the price at which any investor will be able to resell Shares purchased in this Offering.

DILUTION

The difference between our estimated offering price of $0.04 per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2013 our Common Stock had a pro forma net tangible book value of approximately  ($1,248,394) or  $(0.006) per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus by the Company at an assumed initial offering price of $0.04 per share, our pro forma net tangible book value at December 31, 2013 would be $2,721,606 or $0.009 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $3,970,000 in the maximum offering. The following table illustrates dilution to investors on a per share basis:

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Maximum

Estimated offering price per share	$0.04

Net tangible book value per share before offering	$(0.006)

Increase per share attributable to investors	$0.015

Pro forma net tangible book value per share after offering	$0.009

Dilution per share to investors	$0.04

SELLING STOCKHOLDERS

The following section presents information regarding our Selling Stockholders.  The Selling Stockholders table and the notes thereto describe the Selling Stockholders and the number of securities being sold. A description of how the Selling Stockholders acquired the securities being sold in this offering is detailed under in the footnotes to the Selling Stockholders Table.

We are registering 6,000,000 shares owned by and on behalf of the Selling Stockholders named in this prospectus.  We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. We will not offer any shares on behalf of a Selling Stockholders.  The Selling Stockholders are not required to sell their shares, nor have they indicated to us, as of the date of this prospectus, an intention to sell its shares. The Selling Stockholders are offering the common stock for their own account. The material relationship between us and the Selling Stockholders is identified below in the footnotes to the Selling Stockholders Table.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholders, including, (i) the number of shares of our common stock beneficially owned by each prior to this offering; (ii) the percentage of such shares of the Company's issued and outstanding shares; (iii) the total number of shares of our common stock that are to be offered by the Selling Stockholders; (iv) the percentage of the issued and outstanding shares being offered;(v) the total number of shares that will be beneficially owned by the Selling Stockholders upon completion of the offering; and (vi) the percentage owned by each upon completion of the offering. To the best of our knowledge, neither of the Selling Stockholders is a broker-dealer or affiliate thereof.

The shares below were issued to the Selling Stockholders pursuant to a settlement agreement between us and William Smith (the "Lender") to accept shares in satisfaction of amounts due and owing by us to the Lender in the amount of $111,000. The 3,000,000 shares were issued under the exemption from the registration requirements of Section 4(2) of the Securities Act of 1933, as amended, due to the fact that the issuance did not involve a public offering of securities.

The shares below were issued to the Selling Stockholders pursuant to a marketing agreement between us and Jerry Miller dated January 2013 (the "Marketing Agreement") to accept shares as compensation for services rendered. The 3,000,000 shares were issued under the exemption from the registration requirements of Section 4(2) of the Securities Act of 1933, as amended, due to the fact that the issuance did not involve a public offering of securities

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Selling Stockholders Table

Selling Stockholder	Shares of Common Stock Owned by Selling Stockholder	Percentage of Common Stock Owned Before the Offering (1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)(2)	Percentage of Common Stock Owned After Offering (1)(2)
William Smith (2)	3,000,000	—	3,000,000	0	0
Jerry Miller (3)	3,000,000	—	3,000,000	0	0
Totals	6,000,000		6,000,000	0	0

(1) Based upon beneficial ownership information reported to the Company as of October 14, 2013.

(2) We entered into that certain Agreement to Accept Common Stock in Payment of Note Payable with William Smith (the "Lender") dated September 21, 2013 (the "Agreement to Accept Stock"). In accordance with the terms and provisions of the Agreement to Accept Stock, we acknowledge an aggregate of $116,000.00 due and owing to the Lender and agreed to issue to the Lender 3,000,000 shares of our common stock. In the event the Lender does not receive $116,000 in net proceeds from the sale of the 3,000,000 shares of common stock, we agreed to issue further shares of our restricted common stock for the difference between $116,000 and net proceeds received. In the event the Lender receives over $116,000 in net proceeds from the sale of the shares of common stock, the Lender shall keep the excess received over $116,000.

(3) We entered into that certain Marketing Agreement with Jerry Miller (the "Consultant") dated January 2013. In accordance with the terms and provisions of the Marketing Agreement, we issued to the Consultant 3,000,000 shares of our common stock.

PLAN OF DISTRIBUTION

This Offering relates to the sale of up to 100,000,000 Shares at the estimated Offering price of $0.04 per share in a “best-efforts” direct public offering, without any involvement of underwriters. The Shares will be offered and sold by our officers, directors and/or employees. None of these persons will receive a sales commission or any other form of compensation for this Offering. In connection with their efforts, our officers, directors and employees will rely on the safe harbor provisions of Rule 3a4-1 of the Securities Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements. No one has made any commitment to purchase any or all of the Shares being offered. Rather, our directors, officers, and/or employees will use their best efforts to find purchasers for the Shares. We are not required to sell any minimum number of Shares in this Offering. Funds received from investors will not be placed in an escrow, trust or similar account. Instead, all cleared funds will be immediately available to us following their deposit into our bank account, and there will be no refunds once a subscription for Shares are accepted. We cannot predict how many Shares, if any, will be sold.

We may also offer some or all of the Shares registered in this offering to our trade creditors and lenders to exchange for debts owed by the Company.  As of March 31, 2014, we have a total of $1,705,486 in debt. As of December 31, 2013 and December 31, 2012, we have a total of $1,465,870 and $1,361,427 respectively, in debt. We would like to retire as much of our debt as possible and will offer to exchange such debt for our Common Stock.

We will bear any expenses of this offering, which we estimate to be $30,000.

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We also may retain an underwriter to assist us or to supplant our selling efforts in the Offering. At this time we do not have any binding commitments, agreements, or understandings with any potential underwriter. If we elect to utilize an underwriter, we will amend this Prospectus. We have prepared this prospectus as if we are not using an underwriter to assist us with this Offering. To the extent that we are able to sell the Shares directly through our officers, directors, and employees, the net proceeds received from this Offering will be correspondingly higher than if we engage an underwriter.

This Offering will terminate no later than 12 months after the effective date of this prospectus, unless the Offering is fully subscribed before that date or we decide to close the Offering prior to that date. In either event, the Offering may be closed without further notice to you.  However, the offering will remain open at least six months from the effective of the registration statement for the benefit of Selling Stockholder.  All costs associated with the registration will be borne by us.

We have not authorized any person to give any information or to make any representations in connection with this Offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus. Purchasers of share either in this Offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption renders the exemption applicable.

Prior to the date of this prospectus, there has been only an extremely limited trading market for our Common Stock. Our shares of Common Stock are quoted for trading on the OTCBB. The last trade of our Common Stock as reported by www.finance.yahoo.com as of the most recent practicable date was on January 20, 2014 at an average price of $0.04. Since only limited trading in our Common Stock has occurred, investors should not view any reported sales price as an indication of what the fair market value of the Shares are or the price at which Shares may be resold. Until a more active and steady trading market develops for our Common Stock, the price at which shares of our Common Stock trades at may fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our shares, developments affecting our businesses generally, including the impact of the factors referred to in “RISK FACTORS” above, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our shares or that an investor will be able to resell the Shares purchased in this Offering.

Shares of Common Stock sold in this Offering will be freely transferable, except for shares of our Common Stock received by persons who may be deemed to be “affiliates” of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

PENNY STOCK REGULATION

Our Common Stock is considered a “penny stock” as defined by Section 3(a)(51) and Rule 3a51-1(g) under the Securities Exchange Act of 1934 because we do not have:

• Net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000, and

• Average revenue of at least $6,000,000 for the last three years.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES - BLUE SKY LAWS

Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time.

We are not currently listed in Standard and Poor's Corporation Records, a nationally recognized securities manual, which would provide us with “manual” exemptions in 38 states as indicated in 1 Blue Sky L. Rep. (CCH) 2401 (2008),  entitled “Standard Manuals Exemptions.”  We intend to obtain a listing in Standard and Poor's Corporation Records and intend to do so as soon as possible.

Thirty-eight states have what is commonly referred to as a “manual exemption” for secondary trading of securities purchased under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor’s Corporate Records listing or another acceptable manual, secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. In most instances, under current state rules, secondary trading can occur in these states without further action. However no assurance can be given that such rules will not change in the future or that a specific secondary trading transaction will qualify for a manual exemption.

We may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PROCEDURES FOR SUBSCRIBING TO SHARES OFFERED BY THE COMPANY

If you decide to subscribe for any shares in this Offering, you are required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to View Systems, Inc.

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SHARES OFFERED BY THE SELLING STOCKHOLDERS

6,000,000 shares of Common Stock are included in this prospectus as being offered by the Selling Stockholders.  The offering will be kept open for at least six months to allow the Selling Stockholders to sell their shares pursuant to this registration statement and prospectus.

The Company will pay the expenses of the registration of the Selling Stockholder’s shares.

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may offer the shares covered by this prospectus to the public or otherwise from time to time. The registration of these shares does not necessarily mean that any of them will be offered or sold by the Selling Stockholders. The Selling Stockholders have informed us that any or all of the common shares covered by this prospectus may be sold to purchasers directly by the Selling Stockholders or on their behalf through brokers, dealers or agents in private or market transactions, which may involve crosses or block transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

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The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.

The Selling Stockholders may receive underwriter compensation. The Selling Stockholders in this prospectus will be able to sell at the market price and may profit by the difference between its cost and the market price so long as the market price per share exceeds the Selling Stockholders' costs per share.

The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the offering made by the Selling Stockholders.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they each meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent required, the shares of our common stock to be sold, the name of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates and that there are restrictions on market-making activities by persons engaged in the distribution of the common shares.

We have also advised the Selling Stockholders that if a particular offer of common shares is to be made on terms constituting a material change from the information described in this “Plan of Distribution” section of the Prospectus, then, to the extent required, a prospectus supplement must be distributed setting forth such terms and related information as required.

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In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(d) promulgated under the Securities Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements of View Systems, Inc. as of December 31, 2012 and 2011, included herein and elsewhere in this prospectus, have been audited by Stegman& Company, an independent registered public accounting firm, for the periods and the extent set forth in its report appearing herein and elsewhere in the prospectus. The consolidated financial statements have been included in reliance upon the report of such firm given upon its authority as an expert in auditing and accounting.

Diane D. Dalmy (the “Firm”), has acted as our counsel in connection with this offering, including with respect to opining on the validity of the issuance of the securities offered in this prospectus.   Also, if an underwriter is engaged by the Company in connection with this offering, certain legal matters in connection with this offering will be passed upon for the underwriters by the Firm.

The Firm will be compensated for its fees incurred in the preparation of this prospectus and the related registration statement filed with the SEC. Such compensation is expected to be paid from a portion of the sale proceeds realized by the Company from its offering of Shares herein.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

View Systems was incorporated in Florida on January 25, 1989, as Beneficial Investment Group, Inc. and became active in September 1998 when we began development of our digital video product line and changed the company's name to View Systems, Inc.  Starting in 1999 we expanded our business operations through a series of acquisitions of technologies we use in our digital video recorder technology products and in our concealed weapons technology.

On July 25, 2003, View Systems incorporated View Systems, Inc. as a wholly-owned Nevada corporation for the sole purpose of changing the domicile of the company from Florida to Nevada.  On July 31, 2003, articles of merger were filed with the states of Florida and Nevada to complete the domicile change.

OUR BUSINESS

View Systems, Inc. develops, produces and markets computer software and hardware systems for security and surveillance applications. In 1998 digital video recorder technology was our first developed product and we enhanced this product line by developing interfaces with other various technologies, such as facial recognition, access control cards and control devices such as magnetic locks, alarms and other common security devices. In 2003 we sold this product to various commercial entities including schools, restaurants, night clubs, car washers and car dealers (license plate recognition was incorporated into these types of installations), ranches and gas stations. In these installations we integrated the digital video recorded technology with other electronic devices, and we gained knowledge of the security needs of a wide range of businesses.

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We expanded our product line in 2002 to include a concealed weapons detection system we call ViewScan. We have penetrated four major market segments for this product: correctional facilities, judicial facilities, probation offices and federal facilities in the Mid-Atlantic States, the West Coast and the South. In 2003 we added a hazardous material first response wireless video transmitting system to our product line we refer to as Visual First Responder. The markets for these units are first responder units for agencies such as the National Guard, Coast Guard, Army, state law enforcement agencies, and fire departments. Both of these technologies were licensed from the U.S. Department of Energy's Idaho National Engineering Laboratory ("INEL"). Until 2005 we assembled all of our products in-house, but we currently contract with third party manufacturers to manufacture some components of our products.

Historically, we have relied upon exclusive technology licensing agreements with federal departments to license and distribute the ViewScan technology. In anticipation of the expiration of federal licenses, we developed propriety components and made sufficient engineering design changes to the ViewScan product to lower production costs and to accommodate the price points required by competitive pressures. By redesigning the ViewScan, we offset the impact of the expiration of our license agreements and continued to capitalize on the competitive advantage we had in the markets we had entered. We have a similar strategy for the Visual First Responder, which is now in its third generation.

Asset Purchase Agreement

On June 1, 2012, we entered into an asset purchase agreement (the "Asset Purchase Agreement"), with Essential Security Group of Toledo Ohio ("ESG"). In accordance with the terms and provisions of the Asset Purchase Agreement, we agreed to purchase all assets and liabilities of ESG for payment of 2,000,000 shares of our restricted common stock to ESG's two principal shareholders. One million shares were required to be issued at closing (500,000 shares each to John P. Rademaker and David Loyer), and the remaining 1,000,000 shares (500,000 shares each to Messrs. Rademaker and Loyer) were required to be issued upon ESG's attainment of certain performance goals. ESG is an installer of our ViewScan units.

On June 28, 2012, we executed an amendment to the Asset Purchase Agreement with ESG (the "Amendment to Asset Purchase Agreement"). In accordance with the terms and provisions of the Amendment to Asset Purchase Agreement, a floating closing date was imposed subject to completion of ESG's delivery of required pre-closing items and our completion of our due diligence inquiries. The Amendment to Asset Purchase Agreement further required ESG to obtain an audit of its financial statements and an audit opinion satisfactory to us.

In or about September 2012, during our due diligence inquiry, we determined not to go forward with the transaction as proposed. The 2,000,000 shares of common stock required to be issued by us were not issued.

PRODUCTS AND SERVICES

Our current principal products and services include:

ViewScan Concealed Weapons Detection System

ViewScan, which is also sold under the name “Secure Scan”, is a walk-through concealed weapons detector which uses data sensing technology to accurately pinpoint the location, size and number of concealed weapons. This walk-through portal is controlled by a master processing board and a personal computer based unit which receives magnetic and video information and combines it in a manner that allows the suspected location of the weapon to be stored electronically and referenced. Because ViewScan does not produce a graphic anatomical display of a scanned person, the Company does not believe that ViewScan is susceptible to privacy concerns raised about certain personnel scanners produced by other companies.

ViewScan products are distributed in three basic configurations; stand-alone units, portable units and integrated door systems.

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While electromagnetic induction systems of the type described above have been used for decades as concealed weapons detection systems, they are not without their problems. For example, such electromagnetic induction systems are generally sensitive to the overall size, i.e., surface area of the object, including its mass. Consequently, small, compact, but massive objects, such as a small pistol, may not produce a "signature" that is significantly larger than the signature produced by a light weight object of the same or greater size, such as a cell phone or compact camera. Another problem associated with electromagnetic induction systems is related to the fact that electromagnetic systems are sensitive to electrically conductive objects, regardless of whether they are magnetic or non-magnetic. That is, electromagnetic systems tend to detect non-magnetic objects, such as pocket change, just as easily as magnetic objects, such as weapons. Consequently, electromagnetic systems tend to be prone to false alarms. In many circumstances, such false alarms need to be resolved by scanning the suspect with a hand-held detector in order to confirm or deny the presence of a dangerous weapon.

ViewScan is designed to overcome the traditional shortcomings of electromagnetic induction scanners. The ViewScan portal uses an array of advanced magnetic sensors, each with internal digital signal processors. The sensors communicate with the control unit's software which spatially places identified magnetic anomalies and visually places the location of the potential threat object with a red dot that is superimposed over a real time snapshot image of the person walking through the portal. Along with the snapshot, a graph displays the sensor data which automatically scales the signal strength of the individual sensors and cross-references them to the video image. All of this information is brought together on a video screen that displays the image of the person, the location of the weapon(s) and the size of the weapon(s), depending on the intensity of the magnetic signature. The visual image allows the operator to determine what the object is without the need to conduct a personal search to locate the object and look at it.

The ViewScan system operates faster than ordinary metal detectors and can scan as high as 1,200 persons per hour. Since the ViewScan technology does not use transmitters to produce electromagnetic induction, it does not pose a problem for pacemakers. The ViewScan self calibrates and does not need operator intervention or special calibration tools.

In 2004 we introduced the ViewScan product to the venue and stadium market. In February 2005 we tested the ViewScan at the pre-game venues of the Super Bowl football game in Jacksonville, Florida. During that installation, the portal scanned up to 3,000 to 4,000 people and at various times throughput ranged from approximately 600 to 1,200 persons per hour.

During 2005 we contracted with the University of Northern Florida to design new sensor boards for the ViewScan product which has allowed us to reduce the installed sensor cost by a factor of four. The new lower costs allow us to offer price points to the market which compete directly with traditional metal detectors.

In February 2006 we demonstrated a ViewScan product with a precision optical biometric fingerprint terminal. As expected, the demand for biometric interfaces has increased significantly. In addition to verifying that an individual is not carrying guns, knives and sometimes cameras, the units can perform multi-modal double and triple identity checks, including: fingerprint, facial, iris, driver’s license and employee identification card verification.

Today we sell these units for an average retail price of approximately $9,000 with a one year extended warranty. We feel the new reduced price points and enhanced interface abilities will allow us to be more competitive, along with the advantages of three to four times the throughput rate, non-contact imaging and permanent visual storage, and a log of all individuals scanned. We have been making additional cost reductions through economies of scale and larger scale integration by taking advantage of ongoing computer component improvements.

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3D Facial Recognition Technology - Animetrics Inc.

On August 9, 2012, we entered into a partnership with Animetrics Inc. ("Animetrics"), a leading developer of advanced 3D facial recognition and identify management solutions (the "Animetrics Agreement"). In accordance with the terms and provisions of the Animetrics Agreement, we will integrate Animetrics' next-generation 3D facial recognition technology into its concealed weapons detection systems used for security screening at correctional facilities, stadiums, courthouses, schools and other public facilities. Our ViewScan Concealed Weapons Detector is a walk-through portal which uses advanced magnetics technology to accurately pinpoint threat objects on a visual image of the subject. The system is sensitive enough to locate items such as hidden razor blades and cellular phones but will ignore common objects such as coins, keys and belt buckles. The initial objective is to integrate Animetrics' facial identify management software, the FaceR identity management solution (FIMS) onto our ViewScan, incorporating next generation facial recognition and investigative face biometric capabilities into the weapons detection and identification system. We also plan to utilize Animetrics' cloud-based FaceR FIMS and its suite of FaceR facial biometric identify and screening applications, including FaceR Mobile ID, FaceR Credential Me and ForensicaGPS across its entire portfolio of security and surveillance systems and applications.

The FIMS is deployed either via Web server or in a clod-based architecture system. Both configurations provide centralized and scalable management of highly distributed :one-to-many" identity searched in the field. FIMS utilized Animetrics' FACEngine biometric facial recognition technology that converts 2D images to accurate 3D geometrics for enhanced biometric templates. FIMS makes these 3D facial "signatures" for identification purposes available to credentialized users via any mobile or fixed digital device with internet connectivity. This powerful combination with the ViewScan delivers most advanced facial-recognition and comparison technology to personnel in the field providing accurate and fast results.

National Security Resources

On February 9, 2012, we entered into a partnership (the "Partnership") with National Security Resources, Inc., a facial recognition company ("National Security Resources"). In accordance with the Partnership, we will work together with National Security Resources to develop and deliver an integrated solution for a combined technology line. We intend to integrate National Security Resources' advanced "scan and match facial recognition" ability into our concealed weapons detection ViewScan.

Multi-Mission Mobil Video

The Multi-Mission Mobil Video (MMV) is a lightweight, wireless camera system housed in a tough, waterproof body. The camera system sends back real-time images to a computer or video monitor at the command post located outside the exclusion zone or containment area. The MMV is able to transmit high quality video in the most difficult environments. The image is received from the MMV and displayed on a monitor and can be easily recorded using a common camcorder or VCR with video input. The camera can be completely submerged for fast and easy decontamination.

The MMV also uses an Extension Link which is a separate transmitter and receiving system that increases the operating range of the MMV. The Extension Link has field-selectable channels to avoid interference at longer distances. We have also incorporated a video encryption feature that allows first responders to transmit on-scene video to the command post without the data being intercepted by unwanted parties.

The complete MMV is fully deployed by one person in a stand-alone configuration in less than 10 minutes. The system is battery operated and can operate for eight continuous hours using one set of spare camera batteries. We sell this base product for approximately $9,000 retail, but the cost can be as high as $18,500 depending on additional special features such as the extension link and encryption capabilities.

This product allows hands-free operation of the unit because it allows the person to wear the unit with a helmet mounted monocle.

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ViewMaxx Digital Video System

ViewMaxx is a high-resolution, digital video recording and real-time monitoring system. This system can be scaled to meet a specific customer's needs by using anywhere from one camera up to 32 surveillance cameras per each ViewMaxx unit. The system uses a video capture card recording which translates closed-circuit television analog video data (a format normally used by broadcasters for national television programs) to a computer readable digital format to be stored on direct access digital disk devices rather than the conventional television format of video tape.

ViewMaxx offers programmable recording features that can eliminate the unnecessary storage of non-critical image data. This ability allows the user to utilize the digital disk storage more efficiently. The ViewMaxx system can be programmed to satisfy each customer's special requirements, be it coverage which is continuous, or only when events are detected. For example, it can be programmed to begin recording when motion is detected in a surveillance area, or a smaller field of interest within the surveillance area, and can be programmed to notify the user with an alarm or message.

Viewing of the stored digital images can be performed locally on the computer's video display unit or remotely through the customer's existing telecom systems or data network. It also uses a multi-mode search tool to quickly play back files with simple point and click operations. The search mode parameters can be set according to a specific monitoring need, such as: certain times of day, selected areas of interest in the field of view or breaches of limit areas. These features and abilities avoid the need to review an entire, or many, VCR tapes for a critical event.

Our ViewMaxx products include the following features:

•	Use any and all forms of telecommunications, such as standard telephone lines;

•	Video can be monitored 24 hours a day by a security monitoring center;

•	Local and remote recording, storage and playback for up to 28 days, with optional additional storage capability;

•	The system may be set to automatically review an area in a desired camera sequence;

•	Stores the video image according to time or a criteria specified by the customer and retrieves the visual data selectively in a manner that the customer considers valuable or desirable;

•	The system may trigger programmed responses to events detected in a surveillance area, such as break-ins or other unauthorized breaches of the secured area;

•	Cameras can be concealed in ordinary home devices such as smoke detectors;

•	The system monitors itself to insure system functionality with alert messages in the event of covert or natural interruption; and

•	Modular expansion system configuration allows the user to purchase add-on components at a later date.

Depending on the features of a particular system the retail price including installation can range from approximately $5,000 up to $50,000.

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Additional Applications and Integration of ViewScan and ViewMaxx

We also offer integration of other products with ViewScan or ViewMaxx. Biometric verification is a system for recognizing faces and comparing them to known individuals, such as employees or individuals wanted by law enforcement agencies. This product can be interfaced with ViewScan and/or ViewMaxx to limit individual access to an area. ViewScan and/or ViewMaxx can be coupled with magnetic door locks to restrict access to a particular area. We also offer a central monitoring or video command center for ViewScan or ViewMaxx products.

The MINI

The MINI (Mobile Intelligent Network Informer) is a portable, wireless watchdog communication device that checks for intrusion into uninhabited areas such as foreclosed houses, storage spaces and vacation homes. The MINI senses motion and sends text messages to a user's cell phone. Property and remote assets may be guarded by this innovative device that requires no plug-in electricity, no physical phone line and no monitoring service. The MINI runs on batteries and one configuration of the system can even send a photo of the intruder to the user's cell phone. Camera settings can be controlled and changed via SMS commands.

We license the MINI from its manufacturer and act as a distributor. The Company established a dedicated e-commerce platform for the direct sale of this innovative product, which went online in February 2010. We are marketing the MINI to large potential users, such as real property managers, as well as retail customers through the www.minicamsim.com website. We have had non-material amounts of revenue from MINI sales thus far, which we attribute to a lack of advertising funds and market awareness.

Network Services

View Systems Inc. Network Services group supplied integrated electronic security and control systems for commercial and industrial applications throughout the Mid Atlantic area.

In approximately March 2011, we elected to discontinue our Network Services group. We did not secure any jobs during the summer high season because the minimum amount of work we needed to be profitable was not available to us. We did not earn any revenue from this division, but we continued to have overhead deriving from lease obligation on two motor vehicles that supported this division. In August 2011 we sold one vehicle at a gain of $338 and continue to make payments on a second vehicle. Between March 2009 when we entered the fiber optic cable installation business and our exit in March, 2011, our revenues attributed to this division were approximately $200,000 while our accumulated costs which are ongoing were $0 at the end of the reporting period.

FiberXpress, Inc.

On July 24, 2009 we entered into an asset purchase agreement to acquire FiberXpress, Inc., a company that sells specialist data network related products through its Internet web site. The transaction closed on September 15, 2009 with an exchange of stock and the hiring of William Paul Price. The acquisition has not been material to our financial statements. The FiberXpress acquisition has not resulted in meaningful sales, and we are looking for suitable options.

Visisys Ltd.

Our partnership with Visisys, Ltd. has been terminated. There were no sales in either 2011 or 2010 from this partnership, but the termination of the partnership did not impact our balance sheet materially. We believe that Visisys, Ltd. has gone out of business.

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TRAINING AND SERVICE PROGRAMS

We offer support services for our products which include:

•	On site consulting/planning with customer architect and engineers,

•	Installation and technical support,

•	Training and "Train the Trainer" programs, and

•	Extended service agreements.

OUR MARKET

Our family of products offers government and law enforcement agencies, commercial security professionals, private businesses and residential consumers an enhanced surveillance and detection capacity. Management has chosen to avoid the air passenger traffic and civilian airport market for metal detection because we believe that a larger market exists in venues such as sporting events, concerts, race tracks, schools, courthouses, municipal buildings, and law enforcement agencies.

Our ViewScan products and technology can be used where there is a temporary requirement for real-time weapons detection devices in areas where a permanent installation is cost prohibitive or impractical. For example, our ViewScan portal could be set up for special events, concerts, and conventions. Our systems may reduce the need for a large guard force and can provide improved pedestrian traffic flow into an event because individuals can be scanned quickly and false alarms are reduced.

A primary market for our ViewScan portal is federal and state government courthouses, county and municipal buildings, and correctional facilities. We have installed our ViewScan weapons detection products in a variety of court house situations.

The MMV product's market includes National Guard units and first response agencies such as fire, police, SWAT, and homeland security response teams.

The MINI is an easy to use, simple and convenient personal security monitoring device that can be purchased by individuals through an independent website, potentially through retail electronics stores, or through commercial installers of self-contained or centrally monitored security systems. However, at this time we do not have retail agreements in place. Using our technology, individuals could run their own perimeter and interior surveillance systems from their own home computer. Real-time action at home can be monitored remotely through a modem and the Internet. There is also the capability to make real-time monitors wireless. An additional advantage of our technology is that it allows for the storage of information on the home computer and does not require a VCR. This capability may reduce the expense and time of the home installation and may make installation affordable for a majority of homeowners. We are marketing the MINI to large potential users, such as real property managers, as well as retail customers through the www.minicamsim.com website. We have had non-material amounts of revenue from MINI sales thus far, which we attribute to a lack of advertising funds and market awareness.

In March, 2011, we exited the fiber optic installation network and terminated our Network Services Division.

MANUFACTURING

We manufacture the ViewScan portal and the ViewMaxx internally at our facilities in Baltimore, Maryland. Our third party manufacturers create several of the hardware components in our systems and we assemble our systems by combining other commercially available hardware and software together with our proprietary software. We hold licenses for software components that are integrated into our proprietary software and installed in our systems. We believe that we can continue to obtain components for our systems at reasonable prices from a variety of sources. Although we have developed certain proprietary hardware components for use in our products and purchased some components from single source suppliers, we believe similar components can be obtained from alternative suppliers without significant delay.

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SALES AND DISTRIBUTION

We are constantly seeking to extend our United States domestic network of manufacturing representatives and dealers for the sale and distribution of our products. We are looking for security consultants, specifiers and distributors of security and surveillance equipment that sell directly to schools, courthouses, and government and commercial buildings.

We use mailings and telephone calls to contact potential representatives in a geographical area with the intent to arrange a demonstration of our products to these persons. We attend region specific trade shows such as sheriff's conventions, court administrators meetings, civil support team, and state police shows. Then we demonstrate or give trial offers in the area until a sale is completed. Once we have completed a sale in a specific market area, then we expand that market by contacting correctional facilities, courthouses and other municipal buildings. We ship our products to the customer and each product has an unconditional 30 day warranty, during which time the product can be returned for a complete refund.

We have ongoing reseller arrangements with small and medium-sized domestic and international resellers. Our reseller agreements grant a non-exclusive right to the reseller to purchase our products at a discount from the list price and then sell them to others. These agreements are generally for a term of one year and automatically renew for successive one-year terms unless terminated by notice or in the event of breach.

In 2010 we also have experienced international interest from security related resellers and system integrators. Previously, we had chosen not to pursue international markets, but we secured sales in Bangladesh.

Marketing of the MINI can be viral through use of Internet search engine optimization. During 2011 we did not have the financial resources to market the MINI.

MAJOR CUSTOMERS

On October 9, 2012, we were selected for installation of its enhanced and new ViewScan VS-1000 weapons detection and access control product for installation in seventeen Detroit Public Schools. The ViewScan VS-1000 was introduced at the annual ASIS Security Conference and Exposition in Philadelphia in 2011 and has been chosen by multiple companies to be used for access control. The first installations were made in the Detroit Public Schools in September 2011. To date, we have installed out ViewScan systems in the Bayview Electric ESS School, Wiltec Electronic Security Group, Fox Command Center, Detroit Police Department, Harper Woods School, Blueline and have rented equipment to Pinkerton and Harper Woods School. The improved WiewScan VS-1000 system senses the smallest reading without being affected by environmental disturbances and structural elements such as reinforced concrete and metal door frames. Unlike ordinary metal detectors, the ViewScan VS-1000 system can be placed directly next to each other and still function correctly. The ViewScan VS-1000 system was also used at the National Democratic Convention.

During 2011, we had 21 ViewScan systems ordered by correctional facilities and 60 units ordered by domestic schools and police departments. We also received purchase orders for a total of 12 ViewScan units from a customer in Bangladesh.

COMPETITION

The markets for our products are extremely competitive. Competitors include a broad range of companies that develop and market products for the identification and video surveillance markets. In the weapons detection market, we compete with Ranger Security Scanners, Inc. and Garrett Electronics, Inc. in the United States, and an Italian company, CEIA SpA, which has the most sophisticated electromagnetic induction product. In the video surveillance market we compete with numerous VCR suppliers and digital recording suppliers, including, Sensormatic Corporation, NICE Systems, Ltd., and Integral Systems.

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TRADEMARK, LICENSES AND INTELLECTUAL PROPERTY

Certain features of our products and documentation are proprietary, and we rely on a combination of patent, contract, copyright, trademark and trade secret laws and other measures to protect our proprietary information. We limit access to, and distribution of, our software, documentation and other proprietary information. As part of our confidentiality procedures, we generally enter into confidentiality and invention assignment agreements with our employees and mutual non-disclosure agreements with our manufacturing representatives, dealers and systems integrators. Notwithstanding such actions, a court considering these provisions may determine not to enforce such provisions or only partially enforce such provisions.

The ViewScan concealed weapons detection technology involves sensing technology and data acquisition/analysis software subsystems that have patents pending or issued to the U.S. Department of Energy. We have not renewed our license, with the INEL to commercialize, manufacture and market the concealed weapons detection technology. View Systems has not filed for patents and has found that the expense and difficulty of patenting this product would be financially prohibitive.

Governmental ownership of the patents is advantageous to us; however, the costs have outweighed the benefits. We have not received improvements, the promised funding or support from our government licensors. We have, however, paid money and spent time to advance the technologies. We have obtained software licensing agreements for software operating systems components, fingerprint identification capabilities to possibly integrate into our proprietary software, and commercially available operating systems software to integrate into our proprietary product software.

Because the software and firmware (software imbedded in hardware) are in a state of continuous development, we have not filed applications to register the copyrights for these items. However, under law, copyright vests upon creation of our software and firmware. Registration is not a prerequisite for the acquisition of copyright rights. We take steps to insure that notices are placed on these items to indicate that they are copyright protected. The copyright protection for our software extends for the 20-year statutory period from the date of first "publication," distribution of copies to the general public, or from the date of creation, whichever occurs first.

We provide software to end-users under non-exclusive "shrink-wrap" licenses, which are automatic licenses executed once the package is opened. This type of license has a perpetual term and is generally nontransferable. Although we do not generally make source code available to end-users, we may, from time to time, enter into source code escrow agreements with certain customers. We have also obtained licenses for certain software from third parties for incorporation into our products.

RESEARCH AND DEVELOPMENT

We outsource improvements or changes when requested by customers and warranted financially. For the years ended December 31, 2013 and December 31, 2012, we have spent approximately $21,977 and $10,000, respectively, on research and development.

REGULATORY ENVIRONMENT

We are not subject to government approval or regulation in the manufacture of our products or the components in our products. However, our products are subject to certain government restrictions on sales to "unfriendly" countries and countries designated as adversarial, which may limit our sales to the international market. In addition, our resellers and end users may be subject to numerous regulations that stem from surveillance activities. We also benefit from the recent "made in America" trade laws where non-United States manufactures must secure waivers in order to sell security and surveillance products to United States domestic end-users.

Security and surveillance systems, including cameras, raise privacy issues and our products involve both video and audio, and added features for facial identification. The regulations regarding the recording and storage of this data are uncertain and evolving. For example, under the Federal wiretapping statute, the audio portion of our surveillance systems may not record a person's conversation without his or her consent. Further, there are state and federal laws associated with recording video in non-public places.

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Cost and effect of compliance with environmental laws

The Company has not determined any recognizable cost related to compliance with environmental laws.

EMPLOYEES

As of the date of this Prospectus, we employ approximately five persons, including one sales executive and three office personnel, which includes one customer service engineer. Two persons are part-time and we also contract with five independent contractors who devote a majority of their work to a variety of our projects. Our employees are not presently covered by any collective bargaining agreement. Our relations with our employees are good, and we have not experienced any work stoppages by our employees.

DESCRIPTION OF PROPERTY

We lease 3,600 sq. ft. of office and warehouse space at 1550 Caton Center Drive, Suites D and E, Baltimore, Maryland, under a three-year non-cancellable operating lease, which expires December 2014. This location serves as both our principal executive office and the manufacturing and assembly location for our proprietary products.

The original base rent had been $3,077 per month with an annual rent escalator of 3%. The current monthly rent is $3,464. Rent expense, which includes the Caton Center property as well as some other short-term leases, was $44,652 and $45,941 for the period ended December 31, 2013 and 2012, respectively.

LEGAL PROCEEDINGS

As of the date of this Prospectus, management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this Prospectus, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

Our common stock has been quoted on the OTC Bulletin Board under the symbol "VYST.OB" up to October 2008 and from October 17, 2008 under the symbol “VSYM.OB” and is traded over the counter. The following table sets forth the high and low price information of the Company's common stock for the periods indicated.

OTC Bulletin Board (1) (2)

FISCAL YEAR ENDED DECEMBER 31, 2012:	High	Low
Fourth Quarter	$0.04		$0.00
Third Quarter	$0.043		$0.00
Second Quarter	$0.043		$0.00
First Quarter	$0.03		$0.00

FISCAL YEAR ENDED DECEMBER 31, 2013:
Fourth Quarter	$0.301	`	0.0001
Third Quarter	$0.035		$0.0378
Second Quarter	$0.04		$0.037
First Quarter	$0.025		$0.019

(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
(2)	Source: www.nasdaq.com

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SHAREHOLDERS OF RECORD

As of April 28, 2014, there were approximately 402 holders of record of our common stock, not including holders who hold their shares in street name.

DIVIDENDS

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our Shares on the expectation of future dividends.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	50,000,000	(1)	—	36,340,900	(2)
Equity compensation plans not approved by security holders	________-		—	_______-
Total	50,000,000		—	36,340,900

(1)	Represents shares reserved for the Company’s 2010 Equity Incentive Plan.
(2)	Represents shares reserved for the Company’s 2010 Service Provider Stock Compensation Plan.

2010 EQUITY INCENTIVE PLAN

The 2010 Equity Incentive Plan (“EIP”) is intended to attract, motivate, and retain employees of the Company, consultants who provide significant services to the Company, and members of the Board of Directors of the Company who are not employees of the Company. The EIP is designed to further the growth and financial success of the Company by aligning the interests of the participants, through the ownership of stock and through other incentives, with the interests of the Company’s stockholders.

Benefits under the 2010 EIP. As defined under the 2010 EIP, the Board may grant any one or a combination of Incentive Stock Options (within meaning of the Code), Non-Qualified Stock Options, Restricted Stock, as well as Performance Awards (collectively, “Awards”).

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Administration of the 2010 Equity Incentive Plan. The EIP will be administered by the Board of Directors. If it chooses, the Board may delegate its authority to a Compensation Committee to be appointed by the Board (the “Committee”), which Committee may be comprised of two or more “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain limitations in the 2010 EIP, the Board establishes the terms and conditions of awards granted under the 2010 EIP, interprets the 2010 EIP and all awards under the 2010 EIP, and administers the 2010 EIP.

Eligible Participants under the 2010 EIP. Except for Incentive Stock Options which may only be granted to Employees of the Company, Awards under the 2010 EIP may be granted to Employees, Directors, and Consultants of the Company (as such terms are defined in the 2010 EIP) who are designated by the Board. No employee may receive Awards under this 2010 EIP in any given year which, singly or in the aggregate, cover more than 150,000 shares of the Company’s Common Stock.

Shares Available under the 2010 EIP. The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the 2010 EIP shall not exceed 50,000,000 shares. If there is a stock split, stock dividend or other relevant change affecting the Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding Awards made before such event. If shares under an Award are not issued or transferred, those shares would again be available for inclusion in future Award grants.

Awards Under the 2010 EIP

Stock Options. The Board may grant options qualifying as incentive stock options under the Code and nonqualified stock options. The term of an option shall be fixed by the Board, but shall not exceed ten years. In the case of death of the holder of the option or upon the termination, removal or resignation of the option holder for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2010 EIP), an option may be extended for up to 12 months depending on the circumstances. The option price shall not be less than the fair market value of the Common Stock on the date of grant. In the case of an award of Incentive Options to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation as those terms are defined in the Code, the option price shall not be less than 110% of the fair market value of the Common Stock on the date of grant and the option term shall not exceed five years from date of grant. Payment of the option price may be by cash or, with the consent of the Board, by tender of shares of Common Stock having an equivalent fair market value or delivery of shares of Common Stock for which the option is being exercised to a broker for sale on behalf of the option holder. With respect to Incentive Options, the aggregate fair market value of shares of Common Stock for which one or more options granted may for the first time become exercisable during any calendar year shall not exceed $100,000.

Restricted Stock. The Board may also award shares of Restricted Stock. The shares will be issued as restricted stock within the meaning of Rule 144 of the Securities Act of 1933, as amended. Such grant would set forth the terms and conditions of the award, including the imposition of a vesting schedule during which the grantee must remain in the employ of the Company in order to retain the shares under grant. If the grantee’s employment terminates during the period, the grant would terminate and the grantee would be required to return any unvested shares to the Company. However, the Board may provide complete or partial exceptions to this requirement as it deems equitable. Unless an Award specifically provides otherwise, any shares not otherwise vested shall vest upon the death, disability, termination, removal or resignation of the grantee for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2010 EIP). The grantee cannot dispose of the shares prior to the expiration of forfeiture restrictions set forth in the grant. During this period, however, the grantee would be entitled to vote the shares and, at the discretion of the Board, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

Performance Awards. The Board may grant Performance Units or Performance Shares in consideration of services performed or to be performed, under which payment may be made in shares of the Common Stock, a combination of shares and cash, or cash if the performance of the Company or any subsidiary or affiliate of the Company selected by the Board meets certain goals established by the Board during an award period. The Board would determine the goals, the length of an award period and the minimum performance required before a payment would be made. In order to receive payment, a grantee must remain in the employ of the Company until the completion of, and settlement under, the award period, except that the Board may provide complete or partial exceptions to that requirement as it deems equitable.

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Other Stock or Performance-Based Awards. The Board also may grant shares of common stock or performance based Awards on the terms and conditions it determines in its discretion, as well as other rights not an Award otherwise described in the 2010 EIP but is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or cash as are deemed by the Board to be consistent with the purposes of the 2010 EIP. Such other stock or performance-based Awards may be in addition to, or in lieu of, cash or other compensation due the grantee.

Other Information about the 2010 EIP

The 2010 EIP will terminate in 2020 unless terminated earlier by our Board or extended by our Board with the approval of the stockholders.

Our Board may amend, suspend or terminate the 2010 EIP at any time, but such amendment, suspension or termination shall not adversely affect any Award then outstanding without the participant’s consent. Any amendment that would constitute a “material amendment” of the 2010 EIP (as determined by the Board, in its sole discretion, subject to the rules and regulations of the OTCBB, if any, governing the use of such term in the context of an employee benefit plan), as amended, shall be subject to stockholder approval. Likewise, if the Exchange Act requires the Company to obtain stockholder approval, then such approval will be sought.

Unless approved by stockholders or as specifically otherwise required by the 2010 EIP (for example, in the case of a stock split), no adjustments or reduction of the exercise price of any outstanding incentive may be made in the event of a decline in stock price, either by reducing the exercise price of outstanding incentives or by canceling outstanding incentives in connection with re-granting incentives at a lower price to the same individual.

Awards may be exercised only by the Employee, Director, or Consultant to whom they are granted and are generally not assignable or transferable except for limited circumstances upon a grantee’s death, or pursuant to rules that may be adopted by the Board. The Board may establish rules and procedures to permit a grantee to defer recognition of income or gain for incentives under the 2010 EIP.

It is anticipated that all members of the Board of Directors will participate in the 2010 EIP. Although the 2010 EIP has been approved, the Board of Directors has not contracted with the Company to implement the 2010 EIP into effect.

Amendments, Termination, Alteration or Suspension of the plan will impair the rights of any participant, only if mutually agreed to, in writing and signed by the participant and the Company.

General Information about the 2010 Service Provider Stock Compensation Plan

The Company’s 2010 Service Provider Stock Compensation Plan (“SCP”) is intended to promote the interests of the Company and its subsidiaries by offering those officers, directors, employees and consultants or advisors of the Company or any subsidiary who assist in the development and success of the business of the Company or any subsidiary, the opportunity to be compensated for their services in the form of Company stock in lieu of payment in cash.

Benefits of the 2010 SCP. The 2010 SCP is registered with the SEC pursuant to the Securities Act. Therefore, all eligible recipients accepting awards of stock for services under the SCP will receive registered stock. Payment for services in the form of registered stock is beneficial to the Company because it enables the Company to preserve its cash while enabling it the possibility of receiving valuable services from service providers. Not all service providers are expected to accept payment in Company stock. Those service providers that accept payment for services in Company Common Stock may liquidate the stock at any time at market price provided there is sufficient volume in the stock at time of sale. Usual investment risks in our Common Stock would apply to the stock issued pursuant to the SCP.

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Administration of the 2010 SCP. The 2010 SCP initially will be administered by the Board of Directors. If it chooses, the Board may delegate its authority to a Board-appointed committee comprised of two or more “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended, for general administration of the SCP. The Board may also delegate its authority to a committee comprised of inside directors to administrate the SCP for non-executive officers and other service providers. The Board or the respective committees establish the terms and conditions of awards granted under the 2010 SCP, interpret the 2010 SCP and all awards under the 2010 SCP, and administer the 2010 SCP.

Eligible Participants under the 2010 SCP. Awards under the 2010 SCP may be granted to employees, officers, or directors of the Company or its affiliates, and/or to consultants or advisers currently providing bona fide services to the Company or its affiliates (“Service Providers”). Awards may be made under the SCP only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Service Provider because the nature of the services that the Service Provider is providing to the Company is consistent with the instructions governing the use of Form S-8, including the SEC interpretive Releases pertaining to Form S-8, then in effect. No Award under the Plan may be made for services provided in connection with the offer or sale of securities in a capital-raising transaction or for services that directly or indirectly promote or maintain a market for the Company’s securities.

Shares Available under the 2010 SCP. The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the 2010 SCP shall not exceed 50,000,000 shares. The number of shares of Stock reserved for the SCP shall be adjusted proportionally to reflect, subject to any required action by stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the SCP and will not reduce the number of shares available under the SCP, subject to applicable stock exchange requirements. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. If shares covered by an Award are forfeited or expire, or terminates without delivery of any stock subject thereto, those shares would again be available for inclusion in future Award grants.

Other Information about the 2010 SCP The 2010 SCP will terminate automatically in 2020 unless terminated earlier by our Board or extended by our Board with the approval of the stockholders.

Our Board may amend, suspend or terminate the 2010 SCP at any time as to any shares of Common Stock as to which awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange requirements.

Grant of Options under the 2010 SCP. During fiscal year ended December 31, 2013, we granted an aggregate of 10,000,000 stock options to one of our directors. The stock options are exercisable into shares of common stock at $0.03 per share for a period of ten years. As of the date of this Prospectus, none of the stock options have been exercise.

INFORMATION RELATING TO OUTSTANDING SHARES

As of May 21, 2014, there were.248,030,860 shares of our common stock issued and outstanding and 2,989,647 shares of our preferred stock issued and outstanding. Except for 50,000,000 shares reserved under our 2010 Equity Incentive Plan, we have not reserved any other shares for issuance upon exercise of common stock purchase warrants or stock options.

All of our issued and outstanding common shares (of which 47,385,757 shares are owned by officers, directors and principal stock holders) were issued in a registered transaction or otherwise have been held a period in excess of six months and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act.

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The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our affiliate shareholders who have beneficially-owned restricted shares of common stock for at least six months to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least six months by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation, provided all of the other requirements for resale under Rule 144 are applicable.

USE OF PROCEEDS FROM REGISTERED SECURITIES

On October 7, 2010, we filed a registration statement with the U.S. Securities & Exchange Commission (“SEC”) on Form S-1 to register 50,000,000 shares of our common stock with the hope of raising up to $1 million in proceeds. The SEC file number of the registration statement is 333-169804. The Form S-1 was declared effective by the SEC on March 25, 2011. The stated primary purposes of the offering are to obtain additional capital to: (1) facilitate product fulfillment (manufacturing, packaging and shipment), which we anticipate will enable future orders to be self funding; (2) provide working capital to finance corporate acquisitions and the integration of new technologies; and (3) retire debt through cash payment or the exchange of debt obligations with payment in registered Common Stock. The offering price for the Company’s shares registered in the offering is $0.02 per share for an aggregate offering price of $1 million. The registration statement also registered for resale 1,500,000 shares of restricted common stock issued to one of our consultants in exchange for forgiveness of debt. The consultant may re-offer the shares at market price. The aggregate offering price of the consultant’s shares at $0.02 per share is $30,000.

As of December 31, 2011, we have not sold or exchanged common stock registered in the registration statement for cash, services, or in exchange for forgiveness of any debt obligation. The offering at all times has been self-underwritten, meaning we have been offering the registered shares ourselves, and we have not entered into an agreement for an underwriter to acquire some or all of the shares registered. The offering expires by its own terms on March 25, 2012.We have not incurred a material amount of expenses in offering the shares for sale because the market price of our common stock was below the fixed offering price provided in the prospectus. Also, we understand that the selling shareholder named in the prospectus has not sold its shares registered in the registration statement.

ISSUER PURCHASE OF SECURITIES

None.

INFORMATION RELATING TO OUTSTANDING SHARES

As of May 21, 2014, there were 248,030,860 shares of our common stock issued and outstanding and 5,489,647 shares of our preferred stock issued and outstanding.  Except for 50,000,000 shares reserved under our 2010 Equity Incentive Plan, we have not reserved any other shares for issuance upon exercise of common stock purchase warrants or stock options.

Of the issued and outstanding common shares, approximately 97,887,415 shares of our common stock (46,948,427 of which are owned by officers, directors and principal stock holders) have been held a period in excess of six months and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act.

Unless covered by an effective registration statement, the resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially-owned restricted shares of common stock for at least six months to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock.  Furthermore, if such shares are held for at least six months by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation.

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CAPITALIZATION

The table below sets forth our capitalization as of December 31, 2013 on an actual basis and on a pro forma, as adjusted basis, to give effect to, the issuance of 100,000,000 Shares (the maximum number that may be sold by us in this Offering), 50,000,000 Shares (50% of the Shares offered) and 10,000,000 Shares (10% of the Shares offered) at a hypothetical Offering price of $0.04 per Share and after deducting estimated Offering expenses of approximately $30,073.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, beginning on page 31 of this prospectus and our consolidated financial statements and the related notes beginning on page 42 of this prospectus.

	March 31, 2014	Shares Issued After March 31, 2014	Assuming All
	Actual		Shares Sold
Stockholders' Equity (Deficit):
Preferred Stock, Authorized 10,000,000 Shares, $.001 Par Value,
Issued and outstanding 3,489,647	3,490		3,490
Common Stock, Authorized 950,000,000 Shares, $.001 Par Value,
Issued and Outstanding 248,030,860	248,030		248,030
Issued after March 31, 2014 (7,950,000 shares)		7.950	7,950
Common stock issuable	16,000		16,000
Additional Paid in Capital	26,119,920	151,050	26,119,920
Assuming all 100,000,000 shares are sold			100,000
Paid in capital from offering			3,870,000
Retained Earnings (Deficit)	(27,990,057)		(27,990,057)

Total Capitalization	(1,602,617)	159,000	2,526,383

	March 31, 2014	Shares Issued After March 31, 2014	Assuming 50%
	Actual		Of Shares Sold
Stockholders' Equity (Deficit):
Preferred Stock, Authorized 10,000,000 Shares, $.001 Par Value,
Issued and outstanding 3,489,647	3,490		3,490
Common Stock, Authorized 950,000,000 Shares, $.001 Par Value,
Issued and Outstanding 248,030,860	248,030		248,030
Issued after March 31, 2014 (7,950,000 shares)		7,950	7,950
Common stock issuable	16,000		16,000
Additional Paid in Capital	26,119,920	151,050	26,119,920
Assuming 50,000,000 shares are sold			50,000
Paid in capital from offering			1,920,000
Retained Earnings (Deficit)	(27,990,057)		(27,990,057)

Total Capitalization	(1,602,617)	159,000	526,383

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	March 31, 2014	Shares Issued After March 31, 2014	Assuming 10%
	Actual		Of Shares Sold
Stockholders' Equity (Deficit):
Preferred Stock, Authorized 10,000,000 Shares, $.001 Par Value,
Issued and outstanding 3,489,647	3,490		3,490
Common Stock, Authorized 950,000,000 Shares, $.001 Par Value,
Issued and Outstanding 248,030,860	248,030		248,030
Issued After March 31, 2014 (7,950,000 shares)		7,950	7,950
Common stock issuable	16,000		16,000
Additional Paid in Capital	26,119,920	151,050	265,221,910
Assuming 10,000,000 shares are sold			5,000
Paid in capital from offering			165,000
Retained Earnings (Deficit)	(27,003,334)		(27,003,334)

Total Capitalization	(1,248,394)		(1,078,394)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following analysis of our consolidated financial condition and results of operations for the years ended December 31, 2012 and 2011 should be read in conjunction with the Consolidated Financial Statements and other information presented elsewhere in this Prospectus.

OVERVIEW

Management believes that heightened attention to personal threats, potential large scale destruction and theft of property in the United States along with spending by the United States government on Homeland Security will continue to drive growth in the market for security products.

Our current product lines are related to visual surveillance, intrusion detection and physical security. In October 2012, we were selected for installation in seventeen Detroit public school our ViewScan VS-1000. As of the date of this Annual Report, we have installed thirty-seven. In February 2010 we introduced a new product that we call the MINI (Mobile Intelligent Network Informer). We have received multiple inquires about the need for such a device during 2008 and have invested engineering resources to create a working device. In the fall of 2009 we discovered a device in China that fit our specifications closely so we decided to enter the market with that device instead of continuing to spend our own engineering dollars. We commenced Internet sales efforts of the MINI as a distributor in February 2010. We had a net of seventeen sales in 2010. We have not had additional sales of this product, and we are not actively pursuing sales at this time.

During fiscal years ended December 31, 2012 and 2011, we received 22% and 65% of our product sales revenue from a single state municipal agency. If a significant decrease in this revenue occurs in subsequent years it could have a material effect on our financial results.

In 2011 we had 21 ViewScan units ordered by correctional facilities of which we delivered 7 units, and 60 units ordered by domestic schools and police departments, of which we delivered 21 units. We also received purchase orders for a total of 12 ViewScan units from a customer in Bangladesh, of which we delivered 2 units in 2011 and the remainder in 2012. Our ability to fill these orders on a timely basis was hampered by a lack of cash needed to acquire the necessary parts.

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Our strategy for 2014 for ViewScan will be to extend our sales and service provisions. To increase sales we offer demonstrations of our products to potential customers in specific geographical areas and at region - specific trade shows, such as sheriff’s conventions, court administrators’ meetings, civil support team, state police and dealer shows. When a demonstration results in a sale of one of our products, then we attempt to expand that market by contacting other potential customers in the area, such as, correctional facilities, courthouses and other municipal buildings.

In the short term, management plans to raise funds through sales of our common stock for fulfillment (manufacturing, packaging and shipment), which will set the stage for future orders becoming self funding. Then the next phase of our business plan will be to raise additional funds through common stock offerings to provide working capital to finance several acquisitions and the integration of new technologies and businesses.. We also intend to continue to strengthen our balance sheet by paying off debt either through exchange of equity for cancellation of debt obligations or the payment of debt obligations with cash.

When possible we have conserved our cash by paying employees, consultants, and independent contractors with our common stock. As of March 2010, our outstanding equity compensation and equity incentive plans established in 1999 and 2000 had expired by their terms. We implemented two new plans in April and June 2010, respectively. On April 2, 2010, by majority shareholder consent, we adopted our 2010 Equity Incentive Plan. Reserved for equity issuances under the Equity Incentive Plan are 50,000,000 shares of our common stock. On June 1, 2010, by majority shareholder consent, we adopted our 2010 Service Provider Stock Compensation Plan. Reserved for equity issuances under the Service Provider Stock Compensation Plan are 50,000,000 shares of our common stock. On July 21, 2010, we registered the common stock issuable under the 2010 Equity Incentive Plan and the 2010 Service Provider Stock Compensation Plan. A total of 100,000,000 shares are reserved for issuances under the two plans.

No Merger or Acquisition Pending in 2013

We have not entered into definite agreements or decisions about any business combination opportunities, although we did have several discussions with interested parties that appeared to be promising. None of those discussions resulted in the execution of a term sheet or other document, and we do not believe that such discussions with such parties will be resumed. However, we continue to explore potential merger and acquisition options.

Discontinued Operation

Fiber optic contract installations peaked for 2010 in the summer months. Although this market is seasonal and slow in the fall and winter months, we did not secure meaningful subcontract work during 2011. We have chosen not to pursue Fiber optic network installations and have discontinued this area of our business.

Form S-1 Registration Statement Declared Effective

On October 7, 2010, we filed a registration statement with the U.S. Securities & Exchange Commission (“SEC”) on Form S-1 to register 50,000,000 shares of our common stock with the hope of raising up to $1 million. The Form S-1 was declared effective by the SEC on March 25, 2011. The stated primary purposes of the offering are to obtain additional capital to: (1) facilitate product fulfillment (manufacturing, packaging and shipment), which we anticipate will enable future orders to be self funding; (2) provide working capital to finance corporate acquisitions and the integration of new technologies; and (3) retire debt through cash payment or the exchange of debt obligations with payment in registered common stock. The registration statement also registered for resale 1,500,000 shares of restricted common stock issued to one of our consultants in exchange for forgiveness of debt.

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Having our registration statement declared effective proved to be only the first step in pursuit of restructuring our debts with the help of a registered securities offering. Two circumstances, which may be related, prevented our progress: (1) we have not secured a suitable investment banking relationship through which to underwrite all or part of the offering; and (2) our common stock traded in 2011 at share prices below the $0.02 per share fixed price of the offering, making it impossible to find public buyers for registered stock. We anticipate that we will have greater success in 2013 in selling stock registered in the offering because in our first quarter of 2012 we made our first sales of our registered shares. The registration statement by its terms expires on March 25, 2012.

RESULTS OF OPERATIONS FOR THREE MONTH PERIOD ENDED MARCH 31, 2014

The following discussions are based on our consolidated financial statements, including our subsidiaries. These charts and discussions summarize our financial statements for the three months ended March 31, 2014 and March 31, 2013 and should be read in conjunction with the financial statements, and notes thereto, included with our most recent Form 10-K for fiscal year ended December 31, 2013.

SUMMARY COMPARISON OF OPERATING RESULTS*
	Three Month Period ended March 31
	2014	2013
Revenues, net	$ 90,273	$ 338,230
Cost of sales	19,071	197,490
Gross profit (loss)	71,202	140,740
Total operating expenses	441,332	212,733
Profit (Loss) from operations	(370,130)	(71,993)
Total other income (expense)	(8,881)	(462,894)
Net income (loss)	(379,011)	(534,887)
Net income (loss) per share	$ (0.00)	$ (0.00)

Three Month Period Ended March 31, 2014 Compared to Three Month Period Ended March 31, 2013.

Our net loss for the three month period ended March 31, 2014 was ($379,011) compared to a net loss of ($534,887) during the three month period ended March 31, 2013 (a decrease in net loss of $495,876). We generated net revenues of $90,273 during the three month period ended March 31, 2014 compared to $338,230 during the three month period ended March 31, 2013 (a decrease in net revenue of $247,957). During the three month period ended March 31, 2014, revenue consisted of: (i) $53,917 (2013: $320,741) in product sales and installation; and (ii) $36,356 (2013: $17,489) in extended warranties.

Revenue is generally considered earned when the product is shipped to the customer. The concealed weapons detection system and the digital video system each require installation and training. Training is a revenue source separate and apart from the sale of the product. In those cases revenue is recognized at the completion of the installation and training.

We have experienced a decrease in sales of our products which resulted in decreased revenues for the three month period ended March 31, 2014 compared to the three month period ended March 31, 2013. The decline in decreased revenues was due to a decline in the demand for our security products.

Cost of goods sold decreased during the three month period ended March 31, 2014 to $19,071 from $197,490 incurred during the three month period ended March 31, 2013, resulting in a gross profit of $71,202 for the three month period ended March 31, 2014 compared to a gross profit of $140,740 for the three month period ended March 31, 2013. During the three month period ended march 31, 2014, the prevailing trend of decreasing cost of goods sold was due to an decrease in the security-related products ordered by government agencies and due to the decrease in associated costs related to the components of our security-related products, which is based on general overall economic factors. The gross profit percentage on our non-warranty revenue, which is a measurement of gross profit as a percent of sales of products, installations and related revenue, decreased during the three month period ended march 31, 2014 as compared to the three month period ended March 31, 2013.

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During the three month period ended March 31, 2014, we incurred operating expenses of $441,332 compared to $212,733 incurred during the three month period ended March 31, 2013 (an increase of $228,599). These operating expenses incurred during the three month period ended March 31, 2014 consisted of: (i) general and administrative of $60,576 (2013: $55,859); (ii) professional fees of $280,737 (2013: $89,386); and (iii) salaries and benefits of $100,019 (2013: $67,488).

During the three month period ended march 31, 2014, our general and administrative expenses generally consisted of: (i) bank service charges of $554 (2013: $877); (ii) contractual temporary labor of $2,415 (2013: $2,350); (iii) filing and service fees of $2,131 (2013: $6,922); (iv) insurance of $-0- (2013: $605); (v) postage and delivery of $5,040 (2013: $1,867); (vi) rent of $10,477 (2013: $13,145); (vi) supplies of $4,042 (2013: $2,320); (vii) telephone of $2,181 (2013: $2,956); (viii) other of $2,141 (2013: $-0-); (ix) travel $18,360 (2013: $17,588); (x) utilities of $2,657 (2013: $2,767); (xi) advertising and promotion $2,167 (2013: $1,070); (xii) depreciation of $1,600 (2013: $2,882); (xiii) auto and truck of $2,632(2013: $206; and (xiv) programming of $1,408 (2013: $-0-).

During the three month period ended March 31, 2014, our professional fees consisted of: (i) accounting fees of $33,325 (2013: $9,520); (ii) engineering fees of $79,000 (2013: $22,600); (iii) legal fees of $800 (2013: $-0-); (iv) investor relations fees of $2,500 (2013: $30,000); (v) management and operations $50,000 (2013: $-0-); (vi) marketing and promotion $113,704 (2013: $27,286); and (vii) programming of $1,408 (2013: $-0-).

Operating expenses incurred during the three month period ended March 31, 2014 compared to the three month period ended March 31, 2013 increased primarily due to the increase in professional fees of $191,351 and salaries and benefits of $32,531.

Our net operating loss during the three month period ended March 31, 2014 was ($370,130) compared to a net operating loss of ($71,993) during the three month period ended March 31, 2013.

During the three month period ended March 31, 2014, we incurred other expenses as follows: (i) stock option compensation based on valuation of options granted of $-0- (2013: $450,000); and (ii) interest expense in the amount of ($8,881) (2013: ($12,894). The increase in interest expense was due to a decrease in interest bearing notes payable. During the three month period ended March 31, 2013, we realized stock compensation based on issuance of shares as compensation for salaries.

After deducting other expense, we realized a net loss of ($379,011) or ($0.00) for the three month period ended March 31, 2014 compared to a net loss of ($534,887) or ($0.00) for the three month period ended March 31, 2013. The weighted average number of shares outstanding was 244,557,551 for the three month period ended March 31, 2014 compared to 173,621,178 for the three month period ended March 31, 2013.

RESULTS OF OPERATIONS FOR FISCAL YEAR ENDED DECEMBER 31, 2013

The following discussions are based on the consolidated financial statements of View Systems and its subsidiaries. These charts and discussions summarize our financial statements for the years ended December 31, 2013 and 2012 and should be read in conjunction with the financial statements, and notes thereto, included with this report at Part II, Item 8, below.

SUMMARY COMPARISON OF OPERATING RESULTS
	Years ended December 31,
	2013	2012
Revenues, net	$550,693	$850,456
Cost of sales	317,242	420,543
Gross profit (loss)	233,451	429,913
Total operating expenses	1,747,149	1,296,925
Loss from operations	(1,513,698)	(867,012)
Total other income (expense)	(494,403)	(21,010)
Net loss	(2,008,101)	(888,022)
Net loss per share	$(0.01)	$(0.01)

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Revenue is generally considered earned when the product is shipped to the customer. The concealed weapons detection system and the digital video system each require installation and training. Training is a revenue source separate and apart from the sale of the product. In those cases revenue is recognized at the completion of the installation and training.

The following chart provides a breakdown of our sales in 2013 and 2012.

	2013	2012
ViewScan/VFR	$424,266	$661,465
Warranty	90,040	104,603
Surveillance Package	-0-	-0-
Fiber-optic installation	13,290	28,730
Service, installation, training, etc	23,097	55,658
Total	$550,693	$850,456

Our sales backlog at December 31, 2013, was $-0--and our backlog at December 31, 2012 was $257,000. The delay between the time of the purchase order and shipping of the product results in a delay of recognition of the revenue from the sale. This delay in recognition of revenues will continue as part of our results of operations. We measure backlog as orders for which a purchase order or contract has been signed or a verbal commitment for order or delivery has been made, but which has not yet been shipped and for which revenues have not been recognized. We typically ship our products weeks or months after receiving an order. However, we are attempting to shorten this lead time to several weeks.

Also, product shipments may require more lead-time and may be delayed for a variety of reasons beyond our control, including additional time necessary to conduct product inspections prior to shipping, design or specification changes by the customer, the customer's need to prepare an installation site, and delays caused by other contractors on the project. We have a back log because we do not hold unsold units in inventory.

Fiscal Year Ended December 31, 2013 Compared to Fiscal Year Ended December 31, 2012.

Our net loss for fiscal year ended December 31, 2013 was ($2,008,101) compared to a net loss of ($888,022) during fiscal year ended December 31, 2012 (an increase in net loss of $1,135,104).

We generated revenues of $550,693 during fiscal year ended December 31, 2013 compared to $850, 456 during fiscal year ended December 31, 2012. During fiscal year ended December 31, 2013, revenue consisted of: (i) $460,653 (2012: $745,852) in product sales and installation; and (ii) $90,040 (2012: $104,604) in extended warranties.

The concealed weapons system and the digital video system each require installation and training. Training is a revenue source separate and apart from the sale of the product. In those cases revenue is recognized at the completion of the installation and training. Revenue recognition may be delayed for other reasons.Product.

We generated revenues of $550,693 during fiscal year ended December 31, 2013 compared to $850, 456 during fiscal year ended December 31, 2012. During fiscal year ended December 31, 2013, revenue consisted of: (i) $460,653 (2012: $745,852) in product sales and installation; and (ii) $90,040 (2012: $104,604) in extended warranties.

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The concealed weapons system and the digital video system each require installation and training. Training is a revenue source separate and apart from the sale of the product. In those cases revenue is recognized at the completion of the installation and training. Revenue recognition may be delayed for other reasons. Product shipments may require more lead-time and may be delayed for a variety of reasons beyond our control, including additional time necessary to conduct product inspections prior to shipping, design or specification changes by the customer, the customer's need to prepare an installation site, and delays caused by other contractors on the project. As discussed above, we have a back log because we hold unsold units in inventory. The delay between the time of the purchase order and shipping of the product results in a delay of recognition of the revenue from the sale. This delay in recognition of revenues will continue as part of our results of operations. We measure backlog as orders for which a purchase order or contract has been signed or a verbal commitment for order or delivery has been made, but which has not yet been shipped and for which revenues have not been recognized. We typically ship our products several months after receiving an order. The delay is caused by timing of the installation. However, we are attempting to shorten this lead time to several weeks.

We have experienced a decrease in sales of our products which resulted in decreased revenues for fiscal year ended December 31, 2013 compared to fiscal year ended December 31, 2012. We believe the decline in decreased revenues was due to the conclusion of a major sales contract during the quarter ended March 31, 2013 and a slight decline in the demand for our security products.

Cost of goods sold decreased during fiscal year ended December 31, 2013 to $317,242 from $420,543 incurred during fiscal year ended December 31, 2012, resulting in a gross profit of $233,451 for fiscal year ended December 31, 2013 compared to a gross profit of $429,913 for fiscal year ended December 31, 2012. During fiscal year ended December 31, 2013, the prevailing trend of decreasing cost of goods sold was due to a decrease in the security-related products ordered by government agencies and due to the decrease in associated costs related to the components of our security-related products, which is based on general overall economic factors. The gross profit percentage on our non-warranty revenue, which is a measurement of gross profit as a percent of sales of products, installations and related revenue, decreased during fiscal year ended December 31, 2013 as compared to fiscal year ended December 31, 2012.

During fiscal year ended December 31, 2013, we incurred operating expenses of $1,747,149 compared to $1,296,925 incurred during fiscal year ended December 31, 2012 (an increase of $450,224). These operating expenses incurred during fiscal year ended December 31, 2013 consisted of: (i) general and administrative of $341,390 (2012: $361,393); (ii) professional fees of $1,037,204 (2012: $623,352); and (iii) salaries and benefits of $368,555 (2012: $312,180).

During fiscal year ended December 31, 2013, our general and administrative expenses generally consisted of: (i) advertising and promotion of $10,394; (ii) advertising and promotion - trade shows of $1,104; (iii) bank service charges of $4,396; (iv) contractual temporary labor of $22,924; (v) filing and service fees of $33,066; (vi) insurance - auto of $3,332; (vii) liability insurance of $7,975; (viii) postage and delivery of $13,674; (ix) rent of $44,652; (x) supplies of $23,848; (xi) telephone of $13,495; (xii) travel of $97,501; (xiii) utilities of $9,597; (xiv) depreciation of $12,597; (xv) product development of $21,997; (xvi) auto and truck of $5,144; (xvii) dues and subscriptions of $1,847; and (xviii) other of $13,847.

During fiscal year ended December 31, 2013, our professional fees consisted of: (i) accounting fees of $108,988; (ii) engineering fees of $144,200; (iii) legal fees of $30,077; (iv) marketing and promotional fees of $230,064; (v) management and operations of $209,500;and (vi) investor relations of $314,375.

Operating expenses incurred during fiscal year ended December 31, 2013 compared to fiscal year ended December 31, 2012 increased primarily due to the increase in professional fees of $413,852 and salaries and benefits of $56,375. The increase in professional fees was related to necessary increases in accounting, auditing and legal fees to improve the quality and timeliness of financial reporting. The increase in salaries and benefits related primarily to an increase in personnel at a time when we increased our sales efforts.

Our loss from operations during fiscal year ended December 31, 2013 was ($1,513,698) compared to a loss from operations of ($867,012) during fiscal year ended December 31, 2012.

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During fiscal year ended December 31, 2013, we realized other income/expense in the total amount of $494,403 consisting of: (i) gain from renegotiated debt of $43,561 (2012: $41,010); (ii) stock compensation expense of ($450,000) (2012: $-0-); (iii) bad debt expense of $7,848 (2012: $-0-);and (iv) interest expense of ($80,116) (2012: $(62,020)). The increase in interest expense was due to a decrease in interest bearing notes payable. During fiscal year ended December 31, 2013, we realized stock compensation based on issuance of shares as compensation for salaries. Therefore, this resulted in total other expense during fiscal year ended December 31, 2013 of ($494,403) compared to total other expense during fiscal year ended December 31, 2012 of ($21,010).

After deducting other expense, we realized a net loss of ($2,008,101) or ($0.01) for fiscal year ended December 31, 2013 compared to a net loss of ($888,022) or ($0.01) for fiscal year ended December 31, 2012. The weighted average number of shares outstanding was 194,843,005 for fiscal year ended December 31, 2013 compared to 157,505,068 for fiscal year ended December 31, 2012.

LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

Three Month Period Ended March 31, 2014

As at the three month period ended March 31, 2014, our current assets were $91,205 and our current liabilities were $1,666,328, which resulted in a working capital deficit of $1,575,123. As at the three month period ended March 31, 2014, current assets were comprised of: (i) $13,101 in cash; (ii) $67,150 in accounts receivable; and (iii) $10,954 in inventory. As at the three month period ended March 31, 2014, current liabilities were comprised of: (i) $504,689 in accounts payable and accrued expenses; (ii) $180,395 in deferred compensation; (iii) $167,550 in accrued and withheld payroll taxes payable; (iv) $50,625 in accrued interest payable; (v) $225,000 in accrued royalties payable; (vi) $287,855 in loans from stockholders; (vii) $114,544 in notes payable; (viii) $135,670 in deferred revenue.

As of March 31, 2014, our total assets were $102,869 comprised of: (i) $91,205 in current assets; (ii) property and equipment (net) of $8,792; and (iii) $2,872 in deposits. The decrease in total assets during the three month period ended March 31, 2014 from fiscal year ended December 31, 2013 was primarily due to the decrease in inventory and prepaid expenses.

As of March 31, 2014, our total liabilities were $1,705,486 comprised of: (i) $1,666,328 in current liabilities; and (ii) $39,158 in long term portion of notes payable. The increase in liabilities during the three month period ended March 31, 2014 from fiscal year ended December 31, 2013 was primarily due to the increase in accounts payable and accrued expenses and loans from stockholders.

Stockholders’ deficit increased from ($1,296,106) for fiscal year ended December 31, 2013 to ($1,602,617) for the three month period ended March 31, 2014.

Fiscal Year Ended December 31, 2013

As of December 31, 2013, our current assets were $156,500 and our current liabilities were $1,419,772, which resulted in a working capital deficit of $1,263,272. As of December 31, 2013, current assets were comprised of: (i) $53,078 in cash; (ii) $46,424 in accounts receivable (net of allowance for doubtful accounts of $-0-); (iii) $24,109 in inventory; and (iv) $32,889 in prepaid expenses. As of December 31, 2013, current liabilities were comprised of: (i) $357,803 in accounts payable and accrued expenses; (ii) $124,190 in deferred compensation; (iii) $170,509 in accrued and withheld payroll taxes payable; (iv) $43,125 in accrued interest payable; (v) $225,000 in accrued royalties payable; (vi) $251,054 in loans from stockholders; (vii) $126,116 in notes payable; and (viii) deferred revenue of $121,975.

As of December 31, 2013, our total assets were $169,764 comprised of: (i) $156,500 in current assets; (ii) property and equipment (net) of $10,392; and (iii) $2,872 in deposits. The decrease in total assets during fiscal year ended December 31, 2013 from fiscal year ended December 31, 2012 was primarily due to the substantial decrease in inventory, cash and prepaid expenses.

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As of December 31, 2013, our total liabilities were $1,465,870 comprised of: (i) $1,419,772 in current liabilities; and (ii) $46,098 in long term portion of notes payable. The decrease in liabilities during fiscal year ended December 31, 2013 from fiscal year ended December 31, 2012 was primarily due to the decrease in accounts payable and accrued expenses, stock settlement payable and deferred revenue.

Stockholders’ deficit decreased from ($1,511,815) for fiscal year ended December 31, 2012 to ($1,296,106) for fiscal year ended December 31, 2013.

Cash Flows from Operating Activities for Three Month Period Ended March 31, 2014

We have not generated positive cash flows from operating activities. For the three month period ended March 31, 2014, net cash flows used in operating activities was ($81,945) compared to net cash flows used in operating activities of ($137,699) for the three month period ended March 31, 2013. Net cash flows used in operating activities consisted primarily of a net loss of $379,011 (2012: $534,887), which was partially adjusted by: (i) $80,389 (2012: $57,266) in common stock issued/issuable in payment of services; (ii) $1,600 (2012: $2,882) in depreciation and amortization; (iii) $-0- (2013: $450,000) in stock option compensation; and (iv) $-0- (2013: $450,000) in stock option expense; and (iv) $1,321 (2013: $-0-) in interest expense paid with debt.

Net cash flows used in operating activities was further changed by: (i) an increase in accounts receivable of $20,726 (2013: ($91,639); (ii) a decrease of $13,155 (2013: $113,296) in inventories; (iii) an increase of $146,886 (2013: ($104,226)) in accounts payable and accrued expenses; (iv) an increase of $56,205 (2013: $36,670) in deferred compensation; (vi) a decrease of $2,959 (2013: $8,433) in payroll taxes accrued and withheld; (vii) an increase in accrued interest of $7,500 (2013: $10,980); and an increase in deferred revenue of $13,695 (2013: $(86,474)).

Cash Flows from Operating Activities for Fiscal Year Ended December 31, 2013

We have not generated positive cash flows from operating activities. For fiscal year ended December 31, 2013, net cash flows used in operating activities was $784,570 compared to $262,599 for fiscal year ended December 31, 2012. Net cash flows used in operating activities consisted primarily of a net loss of $2,008,101 (2012: $888,022), which was partially adjusted by: (i) $585,438 (2012: $479,396) in common stock issued for payment of services; (ii) $225,000 (2012: $44,297) in preferred stock issued for services; (iii) $12,597 (2012: $14,976) in depreciation; (iv) a gain of ($43,561) (2012: ($41,010)) from re-negotiated debt; (v) $16,133 (2012: $15,000) in interest expense paid with stock; (vi) $450,000 (2011: $-0-) in stock option expense; and (vii) $7,848 (2012: $-0-) in bad debt loss from impairment.

Net cash flows used in operating activities was further changed by: (i) increase of ($12,597) (2012: $36,547) in accounts receivable; (ii) $117,956 (2012: ($19,284) in inventories; (iii) $-0- (2012: ($29,100) in pre-paid expenses; (iv) decrease of ($188,953) (2012: $211,811) in accounts payable and accrued expenses; (v) $96,088 (2012: ($47,411)) in deferred compensation; (vi) $14,623 (2012: $18,490) in payroll taxes accrued and withheld; (vii) $36,960 (2012: $27,045) in accrued interest; and (viii) ($94,001) (2012: ($182,102)) in deferred revenue.

Cash Flows from Investing Activities for Three Month Period Ended March 31, 2014

For the three month periods ended March 31, 2014 and March 31, 2013, net cash flows used in investing activities was $-0-.

Cash Flows from Investing Activities for Fiscal Year Ended December 31, 2013

For fiscal year ended December 31, 2013, net cash flows used in investing activities was $6,839 compared to $-0- for fiscal year ended December 31, 2012, which related to additions to fixed assets.

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Cash Flows from Financing Activities for Three Month Period Ended March 31, 2014

We have financed our operations primarily from debt or the issuance of equity instruments. For the three month period ended March 31, 2014, net cash flows provided from financing activities was $41,968 compared to $44,415 for the three month period ended March 31, 2013. Cash flows from financing activities for the three month period ended March 31, 2014 consisted of: (i) $25,000 in proceeds from sales of common stock; and (ii) $29,040 in proceeds/payments from stockholders loans; which was offset by $12,072 in principal payments on notes payable.

Cash flows from financing activities for the three month period ended March 31, 2014 consisted of: (i) $35,000 in proceeds from sales of common stock; and (ii) $16,861 in proceeds/payments from stockholders loans, which was offset by $7,446 in principal payment on notes payable.

Cash Flows from Financing Activities for Fiscal Year Ended December 31, 2013

We have financed our operations primarily from debt or the issuance of equity instruments. For the fiscal year ended December 31, 2013, net cash flows provided from financing activities was $737,306 compared to $340,739 for fiscal year ended December 31, 2012. Cash flows from financing activities for the fiscal year ended December 31, 2013 consisted of: (i) $518,000 (2012: $322,500) in proceeds from sales of common stock; (ii) $217,500 (2012: $-0-) in proceeds from issuable common stock; (iii) $31,806 (2012: $49,006) in proceeds from stockholder loans. Net cash flows from financing activities was offset by $30,000 (2012; $30,767) in principal payments made on notes payable.

PLAN OF OPERATION AND FUNDING

We have incurred losses for the past two fiscal years and had a net loss of $379,011 at March 31, 2014 and $534,887 at March 31, 2013. We have incurred losses for the past two fiscal years and had a net loss of $2,008,101 at fiscal year ended December 31, 2013. Our revenues from several product sales have been increasing and some others decreasing but are not sufficient to cover all of our operating expenses. Our auditors have expressed substantial doubt that we can continue as a going concern. We are continuing to push sales and control costs.

Management intends to finance our 2014 operations primarily with the revenue from product sales and any cash short falls will be addressed through equity or debt financing, if available. Management expects revenues will continue to increase but not to the point of profitability in the short term. We will need to continue to raise additional capital, both internally and externally, to cover cash shortfalls and to compete in our markets. At our current revenue levels management believes we will require an additional $1,200,000 in equity financing during the next 12 months to satisfy our cash requirements of approximately $100,000 per month for operations and to facilitate our business plan.

These operating costs include cost of sales, general and administrative expenses, salaries and benefits and professional fees related to contracting engineers. We have insufficient financing commitments in place to meet our expected cash requirements for 2014 and we cannot assure you that we will be able to obtain financing on favorable terms. If we cannot obtain financing to fund our operations in 2013, then we may be required to reduce our expenses and scale back our operations.

Going Concern

If the market price of our common stock falls below the fixed price of our registered stock offering, as in prior years we may again have insufficient financing commitments in place to meet our expected cash requirements for 2014. We cannot assure you that we will be able to obtain financing on favorable terms. If we cannot obtain financing to fund our operations in 2014, then we may be required to reduce our expenses and scale back our operations. These factors raise substantial doubt of our ability to continue as a going concern. Footnote 2 to our financial statements provides additional explanation of Management’s views on our status as a going concern. The audited financial statements contained in this Annual Report do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts of liabilities that may result should we be unable to continue as a going concern.

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Our independent registered accounting firm included an explanatory paragraph December 31, 2013, in their reports on the accompanying financial statements for December 31, 2013 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

COMMITMENTS AND CONTINGENT LIABILITIES

We lease 3,600 sq. ft. of office and warehouse space at 1550 Caton Center Drive, Suites D and E, Baltimore, Maryland. The base rent had been $3,077 per month with an annual rent escalator of 3%. Under the current renewal the current monthly lease payment is $3,464.

Our total current liabilities increased to $1,666,328 at the three month period ended March 31, 2014 compared to $1,419,772 at the three month period ended March 31, 2013. As of March 31, 2014, our short and long term notes payable consist of the following:

•	We have financed a vehicle in 2009 through Chase Auto Finance with an outstanding balance of $4,618. Payments are $533 per month which includes interest at 5.34%. The loan is for 60 months with the final payment due in July 2014.
•	We are in default of a September 18, 2009 demand loan payable to an investor which was due December 17, 2009 in the amount of $50,000. Interest has accrued at 5% per month since December 17, 2009. The loan is secured by our accounts receivable. Effective July 1, 2012 the accrual of interest was halted by agreement with the lender.
•	A term loan secured by a shareholder payable in monthly installments of $2,587 commencing December 25, 2009 but re-financed in May 2011. The loan is due in full on May 18, 2016 and interest accrued monthly at 7.5% per annum.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CONTRACTUAL OBLIGATIONS

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide this information.

CRITICAL ACCOUNTING POLICIES

We have three main products, namely the concealed weapons detection system, the visual first responder system and the Viewmaxx digital video system. In all cases revenue is considered earned when the product is shipped to the customer, installed (if necessary) and accepted by the customer as a completed sale. The concealed weapons detection system and the digital video system each require installation and training. The customer can engage us for installation and training, which is a revenue source separate and apart from the sale of the product. In those cases revenue is recognized at the completion of the installation and training and acceptance by the customer. However, the customer can also self-install or can engage another firm to provide installation and training. Each product has an unconditional 30 day warranty, during which time the product can be returned for a complete refund. Customers can purchase extended warranties, which provide for replacement or repair of the unit beyond the period provided by the unconditional warranty. Warranties can be purchased for various periods but generally they are for one year period that begins after any other warranties expire. The revenue from warranties is recognized on a straight line bases over the period covered by the warranty. Prior to the issuance of financial statements management reviews any returns subsequent to the end of the accounting period which are from sales recognized during the accounting period, and makes appropriate adjustments as necessary. Product prices are fixed or determinable and products are only shipped when collectability is reasonably assured.

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Going Concern Opinion

You should carefully consider the risks, uncertainties and other factors identified below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our Common Stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently believe are immaterial, may also impair our business operations and financial results. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks you should also refer to the information contained in or incorporated by reference to our Form 10-K for the year ended December 31, 2012, including our financial statements and the related notes thereto.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes the names and positions held of our executive officers and directors who serve as of the date of this Prospectus.

NAME	AGE	POSITION	DIRECTOR SINCE
Gunther Than	66	Chief Executive Officer, Treasurer and Director	1998

Michael L. Bagnoli	58	Corp. Secretary and Director	1999

Martin Maassen	71	Director	1999

Reid Miles	52	Director	2013

Gunther Than, Director, Treasurer and Chief Executive Officer. Gunther Than was appointed Treasurer in July 2003 and has served as our Chief Executive Officer since September 1998. He served as our President from September 1998 to May 2003 and had served intermittently as Chairman of the Board from September 1998 to September 2003. Mr. Than was the founder, President and CEO of Real View Systems, Inc., a company that developed compression technology and computer equipment. Real View Systems was acquired by View Systems in 1998. Between March 2010 and December 2010, Mr. Than also served as an officer and director of Kalahari Greentech, Inc., a development stage manufacturer and distributor of solar power and wind energy electrical products, to which Mr. Than devoted less than 10 hours per week of his time. Mr. Than is a graduate of the University of Wisconsin.

Michael L. Bagnoli, Secretary and Director. Mr. Bagnoli became a Director in May 1999 and was appointed Secretary in June 2004. He holds degrees as a medical doctor and a dental specialist. Since 1988 he has practiced dentistry in the specialty area of oral and masiofacial surgery for a physician group in Lafayette, Indiana. In his practice he introduced arthroscopy surgery along with the full scope of arthroplastic and total joint reconstruction. Mr. Bagnoli was founder, CEO and president of a successful medical products company, Biotek, Inc., which was sold in 1994.

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Martin Maassen, Director. Mr. Maassen became a Director in May 1999. He formerly served as our Chairman of the Board from April 2000 to September 2002. From September 1995 to the present he is a staff physician at Lafayette Emergency Care, P.C. located in Lafayette, Indiana. He is board-certified in internal medicine and emergency medicine and has served as a staff physician in the emergency departments of Jackson County, Deaconess, Union and St. Elizabeth hospitals located in Indiana. In addition to practicing medicine, he maintains an expertise in computer technologies and their medical applications.

Reid R. Miles. Mr. Miles has over twenty years of experience in investment management and operational management. He has been active as a professional investor for over sixteen years during which he has invested in over thirty direct investments and managed numerous fund investments. Since 2005, Mr. Miles has been the founder and chief executive officer of Miles Howland & Co. LLC, a New York based investment management firm focused on the management of alternative asset investments. Prior to founding Miles Howland & Co LLC, from approximately 2001 through 2005, Mr. Miles was a managing director and partner of BV Group Ventures LLC. BV Group Ventures LLC is a diversified international investment management firm. From approximately 1996 through 2001, Mr. Miles was a founding partner and managing director at Blue Water Capital LLC, a venture capital firm. In addition to being an experienced investor, Mr. Miles is a proven business entrepreneur, manager and executive. He is currently a director of the following companies: CreditSights (www.creditsights.com) an independent research firm focused on global credit markets and Tachyon Networks (www.tachyon.com) a developer of satellite broadband communications solutions.

Mr. Miles graduated with honors from Claremont McKenna College in 1984. He also completed a management training program at IBM Corporation in 1986.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers or control persons has been involved in any of the legal proceedings required to be disclosed in Item 401 of Regulation S-K, during the past five years.

CORPORATE GOVERNANCE MATTERS

Audit Committee

The board of directors has established an audit committee, and the functions of the audit committee are currently performed by our Corporate Secretary, with assistance by expert independent accounting personnel and oversight by the entire board of directors. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee.

Board of Directors Independence. Our board of directors currently consists of three members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors.

Audit Committee Financial Expert. Our board of directors has determined that we do not have an audit committee financial expert serving on our audit committee within the meaning of Item 407(d)(5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company's financial statements, (d) understands internal controls over financial reporting and (e) understands audit committee functions.

We have not yet replaced our former audit committee financial expert, but we are engaged in finding a suitable replacement.

Code of Ethics

We have not adopted a code of ethics for our executive officers, directors and employees. However, our management intends to promote honest and ethical conduct, full and fair disclosure in our reports to the SEC, and compliance with applicable governmental laws and regulations.

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Nominating Committee

We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

Compensation Committee

We have not established a compensation committee. Our board of directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee. During the last fiscal year, Mr. Gunther Than, an executive officer, participated in our board of directors’ deliberations concerning executive officer compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received and written representations from reporting persons required to file reports under Section 16(a), all of the Section 16(a) filing requirements applicable to such persons, with respect to fiscal 2011, appear not to have been complied with to the best of our knowledge.

EXECUTIVE COMPENSATION.

Management has been compensated in cash, accrued salary, common stock, and reimbursement of fuel expense during the fiscal years ended December 31, 2013 and 2012. The cash value of Mr. Gunther Than’s compensation was determined in negotiations with directors Drs. Maassen and Bagnoli and was determined based upon an informal survey of human resource firms as to the compensation awarded to chief executives in companies with similar revenues. Likewise, the cash value of Messrs. Michael Burton-Prateley’s and William Paul Price’s respective compensation was determined in negotiations with Mr. Than that were ratified by Drs. Maassen and Bagnoli. The Company’s limited revenues have prevented its executive, Mr. Than, from receiving payment in cash for compensation for services. Mr. Than accrued $120,000 in salary for 2013 and 2012.

We paid compensation to each of the directors and executive officers in the following amounts during fiscal year 2013:

Name	Salary		Position
Gunther Than (1)		$0	As Chairman of the Board, Director
		$0	As Chief Executive Officer and Treasurer
Martin Maassen		$0	As Director
Michael Bagnoli		$0	As Director
		$0	As Secretary
Reid Miles (2)	$		As Director

(1) Mr. Than is reimbursed for his motor vehicle fuel expense. Mr. Than earns an executive salary of $150,000, which is more fully discussed below in the Summary Compensation Table.

(2) Mr. Miles was granted 10,000,000 stock options valued at $450,000 at an exercise price of $0.03 per share expiring on March 1,2018 and issued 1,166,667 shares of common stock at a per share price of $0.03

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SUMMARY COMPENSATION TABLE‡

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Gunther Than	2012	$120,000 (3)	$30,000	$(1)(2) 108,151 43,338 160,000					$398,901
(Principal Chief Executive Officer, President and Director)	2013	(4)	$30,000						150,000

William Paul Price	2012	0							0
(Vice President of Network Services and Director) (5)	2013	0							0

(1) During fiscal year ended December 31, 2013, we paid an aggregate of $150,000 to Mr. Than. During fiscal year ended December 31, 2012, we paid an aggregate of $398,901 to Mr. Than as executive compensation as follows: (i) cash in the amount of $87,412; (ii) issuance of 1,839,000 shares of common stock on April 26, 2012 at a per share price of approximately $0.059 with an aggregate value of $108,151; (iii) issuance of 1,000,000 shares of Series A preferred stock on April 26, 2012 at a per share price of approximately $0.043 with an aggregate value of $43,338; and (iv) issuance of 8,000,000 shares of common stock on December 26, 2012 at a per share price of $0.02 with an aggregate value of $160,000. Each share of Series A preferred stock has the equivalent of fifteen votes per share of common stock and is entitled to vote on all matters. Mr. Than also receives reimbursement of motor fuel expense.

(2) We account for share-based compensation at fair value. Share-based compensation cost for stock options granted to employees, board members and service providers is determined at the grant date using an option pricing model that uses level 3 unobservable inputs. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period. See Footnote 1 to the financial statements for fiscal year ended December 31, 2013.

(3) Of the $120,000 salary earned during fiscal year ended December 31, 2012, $87,412 was paid in cash and the remainder accrued.

(4) Of the $120,000 salary earned during fiscal year ended December 31, 2013, $-0- was paid in cash and the entire amount was accrued.

(5) The Company does not consider Mr. Price to be an executive officer, but he is included in this table because he is the only other management level employee.

Payroll is accrued payable to Mr. Than at the rate of $10,000 per month. Therefore his annual rate of pay is $120,000.

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DIRECTOR COMPENSATION

Our directors received the following compensation for their service as directors during the fiscal year ended December 31, 2013:

	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $

Gunther Than	0	0	0	0	0	0	0
Michael L. Bagnoli	0	0	0	0	0	0	0
Martin Maassen	0	0	0	0	0	0	0
Reid Miles (1)	0	0	450,000	0	0	0	450,000

(1) During fiscal year ended December 31, 2013, we granted 10,000,000 stock options to Reid Miles which were valued at $450,000 pursuant to Black Sholes. We account for share-based compensation at fair value. Share-based compensation cost for stock options granted to employees, board members and service providers is determined at the grant date using an option pricing model that uses level 3 unobservable inputs. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period. See Footnote 1 to the financial statements for fiscal year ended December 31, 2013

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Gunther Than Executive Employment Agreement

On January 1, 2014, the Board of Directors authorized the execution of that certain executive employment agreement (the "Executive Agreement") with our President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer, Gunther Than (the "Executive"). In accordance with the terms and provisions of the Executive Agreement: (i) the Executive shall provide services and perform all duties typical of the offices held by the Executive; (ii) we shall pay to the Executive a base salary of $20,000 per month, payable in form of cash or shares of our common stock as agreed upon, (ii) we shall pay to the Executive an incentive bonus to be determined by the Board of Directors based upon our performance and the results achieved by the Executive in his job performance; (iii) we shall issue stock options to purchase shares of our common stock, such stock options to accrue and vest in accordance with a set schedule to be decided by the Board of Directors; (iv) we shall pay to the Executive a per annum payment of at least 1,600,000 shares of common stock and additionally whatever the Board of Directors may give as a bonus at their discretion in exchange for the non-compete provisions contained therein; and (v) in the event of a change in control of the Board of Directors or a buyout or a takeover or substantial change of management, we will pay to the Executive a minimum of three years salary plus 4,800,000 shares of S-8 common stock or the equivalent in cash at the Executive's discretion.

In further accordance with the terms and provisions of the Executive Agreement, in consideration of the payment specified above in subparagraph (iv), and for so long as the Executive is employed by us, and for one calendar year following termination of this Executive Agreement, the Executive shall not directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business entity that materially competes with us.

In further accordance with the terms and provisions of the Executive Agreement, in consideration of the payment specified above in subparagraph (iv), and for so long as the Executive is employed by us, and for one calendar year following termination of this Executive Agreement, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business entity, intentionally solicit, endeavor to entice away from us or otherwise interfere with the relationship between us and any person who is employed by or otherwise engaged to perform services for us, including any employees of our venture partners and independent sales representatives or organizations or any person or entity who is or was within the then most recent twelve month period customer or client of ours.

The term of the Executive Agreement shall commence January 1, 2014 and continue in effect unless terminated by either party upon ninety days written notice. However, in the event the Executive's employment is terminated by us at our discretion and is without cause, for a period of three years following such termination, the Executive shall be paid his base salary and a bonus for each of the three years equivalent in value to the bonus received in the year prior to his termination. In the event the Executive terminates his employment, we shall pay the Executive the compensation the Executive has earned to the termination date. Lastly, in the event we are acquired or the non-surviving party in a merger or sell all or substantially all of our assets, this Executive Agreement shall not be deemed terminated as a result thereof.

Consulting Agreement Reid Miles

On February 26, 2013, the Board of Directors authorized the execution of a consulting agreement with Reid Miles effective March 1, 2013 (the "Consulting Agreement") based upon a perceived need for additional expertise and consulting services in the refinement and execution of its strategic plan, including product strategy and technology roadmapping, development of budgets and financial operating models and our ongoing capitalization.

In accordance with the terms and provisions of the Consulting Agreement, Mr. Miles shall: (i) assist in the preparation of updated strategic business plans, including potential market share, revenues, variable and fixed costs, capital items and projected revenues and net income; (ii) consult on our ongoing capital structure and the optimal capital planning; (iii) consult on the development of strategic partners for us, including manufacturing partners, distribution partners, fulfillment partners and capital partners; and (iv) lead the recruitment effort of a new chief executive officer and further outside board members for us to assist in our growth and overall corporate governance.

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In further accordance with the terms and provisions of the Consulting Agreement, we granted to Mr. Miles an aggregate of 10,000,000 stock options with an exercise price of $0.03 per share for a five year exercise period.

Issuance of Common Stock

During fiscal year ended December 31, 2013, we issued 1,166,667 shares of common stock at a per share price of $0.03 to Reid Miles, one of our directors, in accordance with the terms and provisions of a subscription agreement dated March 22, 2013. We did not issue any shares of stock to Mr. Than.

During fiscal year ended December 31, 2012, we issued to Mr. Than shares of common stock as payment towards accrued compensation as follows: (i) issuance of 1,839,000 shares of common stock on April 26, 2012 valued at $108,151; and (ii) 8,000,000 shares of common stock on December 26, 2012 valued at $160,000.

Issuance of Preferred Stock

During fiscal year ended December 31, 2012, we issued to Mr. Than shares of preferred stock as payment towards accrued compensation as follows: (i) issuance of 1,000,000 shares of Series A preferred stock on April 26, 2012 valued at $43,338.

Directors Compensation

Other than Reid Miles, no other director received compensation for services rendered in any capacity to us during the fiscal years ended December 31, 2013 and December 31, 2012.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Compensation Committee Interlocks and Insider Participation

We have not established a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee. During the last fiscal year, Mr. Gunther Than, an executive officer, participated in our board of directors’ deliberations concerning executive officer compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of July 1, 2014 regarding the beneficial ownership of our common and preferred stock (Series A), (a) each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) each director known to hold common or preferred stock; (c) the Company's chief executive officer; and (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership of common stock is based upon 248,030,860 shares of common stock outstanding as of July 1, 2014. The percentage of beneficial ownership of preferred stock is based upon 3,489,647 shares of preferred stock outstanding as of July 1, 2014.

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		NUMBER OF COMMON		NUMBER OF PREFERRED	PERCENT OF
NAME AND ADDRESS OF	TITLE	SHARES BENEFICIALLY		SHARES BENEFICIALLY	SHARES BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED		OWNED	OWNED (1)
Officers and Directors

Michael L. Bagnoli	Common	12,508,500	(2)		4.16%
40 Redwood Court	Preferred			—
Lafayette, Indiana 47905
Martin Maassen	Common	10,829,624	(3)		3.61%
1340 Fawn Ridge Drive	Preferred			—
West Lafayette, Indiana 47906
Gunther Than	Common	22,169,008	(4)
1550 Caton Center Drive, Suite E	Preferred			2,089,647	17.82%
Baltimore, Maryland 21227
Reid Miles	Common	11,166,667	(5)		3.72%
Address	Preferred			—
All Directors and officers as a group (4 members)	Common	56,673,399	(6)
	Preferred			2,089,647	29.31%
5% or Greater
John P. Holmes
36 Matinecock Farms Road
Glen Cove, NY 11542	Preferred			1,400,000	6.00%

(1) Percent of Shares Beneficially Owned represents percentage of overall equity calculated on total voting power of 300,375,565 shares, which includes those 248,030,860 shares of common stock held of record, which each share of common stock has one vote per share, and those 3,489,647 shares of preferred stock held of record, which each share of preferred stock has fifteen votes per share thus representing 52,344,705 votes.

(2) Represents 12.507,125 common shares held by Mr. Bagnoli, 500 common shares held by his spouse and 875 common shares held by a trust.

(3) Represents 10,000,249 common shares held by Mr. Maassen and his spouse and 829,375 common shares held by his spouse.

(4) Represents 22,168,383 common shares held by Mr. Than and 625 common shares held by his spouse.

(5) Of the 11,166,667 shares, 1,166,667 shares are held of record and 10,000,000 shares are represented by 10,000,000 Stock Options which are exercisable at the sole discretion of Mr. Miles into 10,000,000 shares of common stock at an exercise price of $0.03 per share.

(6) Of the 56,673,399 shares, 46,673,399 shares are held of record and 10,000,000 shares are represented by 10,000,000 Stock Options per above.

The above table reflects share ownership as of the most recent date. Each share of common stock has one vote per share on all matters submitted to a vote of our shareholders. We have one class of preferred stock, which we named “Series A.” Each share of Series A preferred stock has the equivalent of fifteen votes per share of common stock and is entitled to vote on all matters. Accordingly, Mr. Than’s preferred stock has the voting rights of, and is convertible into, 31,344,705 common shares in addition to his ownership and voting rights to 22,169,008 common shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTORS, AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE.

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

In order for us to meet our financial obligations, our President, Gunther Than, loans us funds on occasion and is repaid when funds are available. During 2006 and 2005 Mr. Than advanced to us a total of $0 and $64,000, respectively. We have not repaid these advances so the balance due to Mr. Than remains at $64,000.

A shareholder advanced cash on August 9, 2006 to us to help with short-term working capital needs in the aggregate amount of $50,000 and was paid monthly interest payments of $2,500 until February 28, 2007, at which point payments were halted after conversations with the lending shareholder.

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In October 2007, former director William D. Smith made an unsecured loan of $116,000 with interest at 12% per year. The amount currently outstanding is $116,000.

Mr. Burton-Prateley also received a total of 3,500,000 shares of our restricted common stock in May 2009 as partial payment for consulting services rendered to us between 2006 to approximately January 2009. The shares were sold prior to Mr. Burton-Prateley’s December 2009 appointment as an officer ..

William Paul Price received 500,000 shares of our common stock in September 2009 as non-officer salary and also received 1,000,000 shares of our common stock in exchange for his interest in FiberXpress, Inc. a company acquired by View Systems, Inc. in September 2009. Mr. Price sold 493,498 shares prior to his December 2009 appointment as an officer.

Director Independence

Our board of directors currently consists of four members. Two of our directors, Messrs. Than and Price, are our officers  and employees and therefore not independent.  Our other two directors, Messrs. Maassen and Bagnoli, from time to time assist us by making loans or finding others to make loans to us.  Each of them also own more than 10% of our Common Stock.  Although we have no specific definition or policy of what an independent director is, we do not believe that any of our directors can be considered independent.  We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act of 1933 would be permitted for actions taken in good faith by directors, officers, and employees pursuant to various provisions contained in our articles of incorporation, as amended and restated, and/or by our Bylaws, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the disclosure and reporting requirements of the Exchange Act and file annual, quarterly, and current event reports, and other information with the SEC. We do not routinely deliver copies to stockholders of our annual reports to our shareholders.  You can read our SEC filings, including our annual reports and our audited financial statements and the registration statement, over the Internet at the SEC’s website at http://www.sec.gov.

The SEC’s web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Table of Contents	62

VIEW SYSTEMS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

C O N T E N T S

Table of Contents	63

Systems, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	March 31,	December 31,
	2014	2013
ASSETS
Current Assets
Cash	$13,101	$53,078
Accounts receivable	67,150	46,424
Inventory	10,954	24,109
Prepaid expenses	—	32,889
Total current assets	91,205	156,500

Property and Equipment (Net)	8,792	10,392

Other Assets
Deposits	2,872	2,872
Total other assets	2,872	2,872

Total assets	$102,869	$169,764

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$504,689	$357,803
Deferred compensation	180,395	124,190
Accrued and withheld payroll taxes payable	167,550	170,509
Accrued interest payable	50,625	43,125
Accrued royalties payable	225,000	225,000
Loans from stockholders	287,855	251,054
Notes payable	114,544	126,116
Deferred revenue	135,670	121,975
Total current liabilities	1,666,328	1,419,772

Long-Term Liabilities
Long-term portion of notes payable	39,158	46,098
Total liabilities	1,705,486	1,465,870

Stockholders' Deficit
Convertible preferred stock, authorized 10,000,000 shares, $.001 par value, Issued and outstanding 3,489,647	3,490	3,490
Common stock, authorized 950,000,000 shares, $.001 par value,
Issued and outstanding 248,030,860	248,030	—
Issued and outstanding 222,399,749	—	222,399
Common stock issuable	16,000	538,720
Additional paid in capital	26,119,920	25,550,331
Accumulated deficit	(27,990,057)	(27,611,046)
Total stockholders' deficit	(1,602,617)	(1,296,106)
Total Liabilities and Stockholders' Deficit	$102,869	$169,764
See Notes to Consolidated Financial Statements

Table of Contents	64

View Systems, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
	For the Three Months Ended
	March 31,
	2014	2013

Revenues
Products sales and installation	$53,917	$320,741
Revenue from extended warranties	36,356	17,489

Total revenue	90,273	338,230
Cost of sales	19,071	197,490

Gross profit	71,202	140,740

Operating expenses
General and administrative	60,576	55,859
Professional fees	280,737	89,386
Salaries and benefits	100,019	67,488

Total operating expenses	441,332	212,733

Loss from operations	(370,130)	(71,993)

Other income (expense)
Stock compensation expense	—	(450,000)
Interest expense	(8,881)	(12,894)

Total other income (expense)	(8,881)	(462,894)

Net loss	$(379,011)	$(534,887)

Net loss per share (basic and diluted)	$(0.00)	$(0.00)

Weighted average shares outstanding (basic and diluted)	244,557,551	173,621,178

See Notes to Consolidated Financial Statements

Table of Contents	65

View Systems, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
	For the Three Months Ended
	March 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(379,011)	$(534,887)
Adjustments to reconcile net loss to net cash
used in operations:
Depreciation	1,600	2,882
Common stock issued in payment of services	80,389	57,266
Stock option expense	—	450,000
Interest expense paid with debt	1,321	—

Change in operating assets and liabilities:
(Increase) decrease in cash from:
Accounts receivable	(20,726)	(91,639)
Inventories	13,155	113,296
Increase (decrease) in cash from:
Accounts payable and accrued expenses	146,886	(104,226)
Deferred compensation	56,205	36,670
Payroll taxes accrued and withheld	(2,959)	8,433
Accrued interest	7,500	10,980
Deferred revenue	13,695	(86,474)
Net cash used in operating activities	(81,945)	(137,699)

Cash flows from financing activities:
Proceeds from sales of common stock	25,000	35,000
Proceeds/payments from stockholders loans	29,040	16,861
Principal payments on notes payable	(12,072)	(7,446)
Net cash provided by financing activities	41,968	44,415

Decrease in cash	(39,977)	(93,284)
Cash at beginning of period	53,078	107,181
Cash at end of period	$13,101	$13,897

Cash paid for:
Interest	$60	$—
Income Taxes	$—	$—

Non-Cash Investing and Financing Activities:
Loans from stockholders paid with common stock	$—	$7,500
Issuance of common stock issuable	$522,720	$267,000
Notes payable paid by shareholder	$6,440	—

See Notes to Consolidated Financial Statements

Table of Contents	66

 VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2014

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

View Systems, Inc. (the “Company”) designs, develops and sells computer software and hardware used in conjunction with surveillance capabilities. The technology utilizes the compression and decompression of digital inputs. In March 2002, the Company acquired Milestone Technology, Inc., which has developed a concealed weapons detection portal. In July 2009, the Company acquired FiberXpress, Inc., which is a company that specializes in developing and selling equipment and components for the fiber optic and communication cable industries.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, FiberXpress, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from the estimates that were used.

Accounts Receivable

Accounts receivable consists of amounts due from customers. Management periodically reviews the open accounts and makes a determination as to the ultimate collectability of each account. Once it is determined that collection is in doubt the account is written off as a bad debt. In order to provide for accounts that may become uncollectible in the future, the Company has established an allowance for doubtful accounts. The balance of the allowance for doubtful accounts is based on management’s judgment and the Company’s prior experience with managing accounts receivable. The Company recognized bad debt expense of $0 and $0 for the periods ended March 31, 2014 and 2013, respectively. Management’s determination that the remaining balance is collectible and therefore no allowance for possible uncollectible accounts receivable has been recorded for the period ended March 31, 2014 and for the year ended December 31, 2013.

Revenue Recognition

The Company has three main products, namely the concealed weapons detection system, the visual first responder system and the Viewmaxx digital video system. In all cases revenue is considered earned when the product is shipped to the customer, installed (if necessary) and accepted by the customer as a completed sale. The concealed weapons detection system and the digital video system each require installation and training. The customer can engage us for installation and training, which is a revenue source separate and apart from the sale of the product. In those cases revenue is recognized at the completion of the installation and training and acceptance by the customer. However, the customer can also self-install or can engage another firm to provide installation and training. Each product has an unconditional 30 day warranty, during which time the product can be returned for a complete refund. Customers can purchase extended warranties, which provide for replacement or repair of the unit beyond the period provided by the unconditional warranty. Warranties can be purchased for various periods but generally they are for one year period that begins after any other warranties expire. The revenue from warranties is recognized on a straight line bases over the period covered by the warranty. Prior to the issuance of financial statements management reviews any returns subsequent to the end of the accounting period which are from sales recognized during the accounting period, and makes appropriate adjustments as necessary. Product prices are fixed or determinable and products are only shipped when collectability is reasonably assured.

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VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in-first-out method (FIFO). As of March 31, 2014 and December 31, 2013 the Company’s inventory consisted of assembled units as well as unassembled parts of products.

Property and Equipment

Property and equipment is recorded at cost and depreciated over their useful lives, using the straight-line and accelerated depreciation methods. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in the results of operations. The useful lives of property and equipment for purposes of computing depreciation are as follows:

Equipment 5-7 years

Software tools 3 years

Depreciation expense for the periods ended March 31, 2014 and 2013 amounted to $1,600 and $2,882, respectively.

Stock-Based Compensation

We account for share-based compensation at fair value. Share-based compensation cost for stock options granted to employees, board members and service providers is determined at the grant date using an option pricing model that uses level 3 unobservable inputs. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period.

Income Taxes

Income taxes are recorded under the assets and liabilities method whereby deferred tax assets and liabilities are recognized for the future tax consequences, measured by enacted tax rates, attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the rate change becomes effective. Valuation allowances are recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

The Company files income tax returns in the U.S. federal jurisdictions, and in various state jurisdictions. The Company is no longer subject to U.S. federal, state and local examinations by tax authorities for years prior to 2009. the company policy is to recognize interest related to unrecognized tax benefits as income tax expense. The Company believes that it has appropriate support for the income tax positions it takes and expects to take on its tax returns, and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss available to common stockholder by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares and dilutive potential common share equivalents then outstanding. Potential common shares consist of shares issuable upon the exercise of stock options and warrants in addition to shares that may be issued in the event that convertible debt is exchanged for shares of common stock. The calculation of the net loss per share available to common stockholders for the periods ended March 31, 2014 and 2013 does not include potential shares of common stock equivalents, as their impact would be antidilutive.

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VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

2. GOING CONCERN

The Company has incurred and continues to incur, losses from operations. For the periods ended March 31, 2014 and 2013, the Company incurred net losses of $379,011 and $534,887, respectively. In addition, certain notes payable have come due and the Company is in default.

Management is actively working to cure these situations and has implemented major plans for the future growth and development of the Company. Management is in the process of renegotiating more favorable repayment terms on the notes payable and the Company anticipates that these negotiations will result in extended payment plans. In addition, during 2014 and 2013, the Company implemented marketing and information strategies to increase public awareness of its products and thereby sales. It has established new international markets which it believes will be the source for sales growth in the very near future. It also was able to reduce the per-unit cost of manufacturing its products. Additionally, the Company has increased the efficiency of its processes and focused its development efforts on products that appear to have greater sales potential.

Historically, the Company has financed its operations primarily through private financing. It is management’s intention to finance operations during the remainder of 2014 primarily through increased sales although there will still be a need for additional equity financing. In addition, management is actively seeking out mergers and acquisitions which would be beneficial to the future growth of the Company. There can be no assurance, however, that this financing will be successful and the Company may be required to further reduce expenses and scale back operations.

As previously noted the Company is currently in default on a $50,000 loan from a stockholder.

The consolidated financial statements presented above and the accompanying Notes have been prepared on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future, and does not include any adjustments to reflect possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of any extraordinary regulatory action, which would affect our ability to continue as a going concern.

Due to the conditions and events discussed above, there is substantial doubt about the Company’s ability to continue as a going concern.

3. NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements and concluded that there are no new accounting standards are applicable to the Company.

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VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

4. NOTES PAYABLE

Notes payable as of March 31, 2014 and December 31, 2013 consists of the following:

	March 31, 2014	December 31, 2013

Lafayette Community Bank A term loan secured by a stockholder, payable in monthly installments of $2,587 commencing in December 25, 2009 but refinanced in May 2011. The loan is due in full on May 18, 2016. Interest accrues monthly at 7.5% per annum.	66,156	72,596
Stockholder Demand loan payable with interest at 5% per month. The loan is secured by the Company’s accounts receivable. The note payable matured on December 17, 2009 at which the debt became due and payable and therefore the loan is currently in default.	50,000	50,000
Investor An unsecured loan from an investor, payable in monthly installments of $5,000 commencing July 1, 2013 until paid in full. The loan bears no interest and is the amount due as a result of a settlement of the stock settlement payable mentioned below.	35,000	45,000
Chase A secured loan to finance the purchase of a truck, payable monthly in installments of $533, which includes interest at 5.34% per annum.	2,546	4,618
TOTAL	$153,702	$172,214

Less current portion	114,544	126,116

Non-current portion	$39,158	$46,098

Principal payments for the next five years ending March 31:

2015	$114,544
2016	29,093
2017	10,065
Thereafter	—
TOTAL	$153,702

5. INCOME TAXES

For income tax purposes the Company has net operating loss carry forwards of $26,158,000 as of December 31, 2013 that may be used to offset future taxable income. In the instance of future corporate acquisitions, the net operating losses may be used to offset the future taxable income of a qualifying subsidiary corporation which meets IRS regulations governing such situations. The losses have accumulated since 1998 and they will start to expire in 2018. IRS regulations also provide that significant changes in ownership (greater that 50%) could result in the expiration of some of the net operating loss carry forwards. As of the date of this report the Company has not made an analysis of the changes in ownership to determine if any of these losses have expired. Due to the continuous losses from operations the Company has assigned a full valuation allowance against its deferred tax assets.

Table of Contents	70

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

6. PREFERRED STOCK

In July 2005 the Company issued 7,171,725 shares of Series A Preferred Stock in payment of services. The issuance had been previously authorized by the Board of Directors. Each share of Series A Preferred Stock has a liquidation preference, in the event of liquidation of the corporation, of $0.001 per share before any payment or distribution is made to the holders of common stock.

During 2008 the Board of Directors approved a reverse split of the stock in which one new share of preferred stock was issued in exchange for each 80 shares of stock outstanding. Accordingly, the total issued of preferred stock was adjusted from 7,171,725 shares to 89,647 shares. The par value and the total authorized shares did not change.

Effective in 2010 the initial issuance of preferred of Series A Preferred can be converted into common stock in the ratio of 15:1. During 2011 the Board of Directors authorized the issuance of an additional 1,400,000 shares of Series A Preferred Stock in payment of a loan from a shareholder in the amount of $64,000 and also in payment of services in the amount of $34,000. These additional shares can be converted to common stock in 2013. Each share is entitled to fifteen votes and shall be entitled to vote on any matters brought to a vote on the common stock shareholder.

During 2012 the Board of Directors authorized the issuance of an additional 1,500,000 shares of Series A Preferred Stock in payment of deferred compensation and current compensation of $161,463.

During 2013 the Board of Directors authorized the issuance of an additional 500,000 shares of Series A Preferred Stock in payment of services of $225,000.

7. OPERATING LEASE

The Company leases 3,600 sq. ft. of office and warehouse space at 1550 Caton Center Drive, Suites D and E, Baltimore, Maryland, under a non-cancellable operating lease which expires in December 2014. The original base rent was $3,077 per month with a 3% annual rent escalator clause. The current monthly rent is $3,464. Rent expense, which includes the Caton Center property as well as some other short-term leases, was $10,477 and $13,145 for the periods ended March 31, 2014 and 2013, respectively.

8. STOCK BASED COMPENSATION

During the periods ended March 31, 2014 and 2013 the Company issued stock in payment of services and debts as follows:

For the three month period ended March 31, 2014 the Board authorized the issuance of 2,000,000 shares of common stock in payment of services amounting to $47,500. In addition, 23,631,111 shares were issued during 2014 for stock shown as issuable as of December 31, 2013.

For the three month period ended March 31, 2013, 1,000,000 shares of common stock were issued in payment of services in the amount of $30,000. In addition, 1,500,00 shares were issued in payment of loans in the amount $7,500. In both instances, although authorized prior to March 31, 2013, the shares were not issued until April 2013.

Independent contractors and consultants’ expense was based on the value of services rendered or the value of the common stock issued, if more reliably determined.

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VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Stock Options and Warrants

On April 2, 2010, the Company adopted its 2010 Equity Incentive Plan, which authorized, among other forms of incentives, the issuance of stock options. Reserved for equity issuances under the 2010 Equity Incentive Plan are 50,000,000 shares of our common stock. No equity issuances have been made from the 2010 Equity Incentive Plan. Stock options, which may be tax qualified and non-qualified, are exercisable for a period of up to ten years at prices at or above market prices as established on the date of the grant.

Stock Options

Certain nonqualified stock options were issued during the period ended March 31, 2013 to a member of the board of directors as compensation for services performed.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2014	10,000,000	$0.03	4.14	$—
Granted	—	—	—	—
Exercised	—	—	—
Forfeited	—	—	—	—
Outstanding	10,000,000	$0.03	3.88	$—
Exercisable	10,000,000	$0.03	3.88	$—

The Company uses the Black-Scholes option pricing model to calculate the fair value of options.

9. RELATED PARTY TRANSACTIONS

During the periods reflected on this report certain shareholders made cash advances to the Company to help with short-term working capital needs. The net proceeds from stockholders with unstructured payment plans amounted to $29,040 and $31,806 for the period ended March 31, 2014 and for the year ended December 31, 2013, respectively. The total balance due on unstructured loans from shareholders amount to $287,855 and $251,054 at March 31, 2014 and December 31, 2013, respectively. Loans from stockholders made with repayment terms are included in Notes Payable and described above.

Also, please see Note 13 regarding a contingent liability payable to the Company’s CEO in the case of an occurrence of certain events relating to a significant change of control.

During the period ended March 31, 2014 and Board member accrued fees for professional services to the Company in the amount of $45,000 which were paid subsequent to March 31, 2014.

During the year ended December 31, 2013 a Board member provided professional services to the Company for which he was paid $25,000 in cash and awarded 7,113,333 shares of common stock with a value of $173,500. Of the total shares 1,680,000 were issued subsequent to December 31, 2013 and are reflected on the financial statements as issuable common stock.

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VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

10. STOCK SETTLEMENT IN PROCESS

During 2006 the Company negotiated a loan from an individual in the amount of $100,000. Under the terms of the loan it was to be repaid in full within one year together with interest at the rate of 15% per annum. The Company was unable to pay the loan when due and under the threat of litigation the note holder was given 3,500,000 shares of common stock. The stock was issued on January 28, 2010. At that time the principal, accrued interest and legal fees amounted to $163,366. Under the terms of a court ordered stipulation agreement if the note holder was unable to liquidate the stock in full payment of the stipulated amount then the Company would be obligated to issue more stock to him to make up for the shortage. As a part of the agreement the note holder is required to account for proceeds realized from the sales of stock.

During the year ended December 31, 2011 $38,788 was levied against the Company’s bank accounts as a result of a legal action brought to force collection of the balance. The note holder’s contention was that stock sales had fallen well short of the balance due and thus he was due to be paid. While the Company had a complaint that they had not been provided with any information regarding sales of stock, management was unable to stave off the forced levy. As a result of the levy the debt balance as of December 31, 2011 was reduced to $124,578.

Subsequent to June 30, 2013 the note holder reported that he had sold all of the 3,500,000 shares of the common stock noted above. After giving effect to those proceeds, and the note holder and the Company agreed to settle the remaining debt for $75,000. As a result, the Company has agreed to make monthly payments of $5,000, commencing in July 2013, until the debt is paid in full. The agreement provides that there is no interest due on this debt. As of March 31, 2014 the balance due on this agreement was $35,000 and an additional $5,000 payment was made April 1, 2014.

11. CHANGE TO PRIOR FINANCIAL STATEMENT

During 2013 it was noticed that the par value of preferred stock had been incorrectly reported as $0.01 per share while the correct par value was $0.001 per share. Accordingly, an adjustment was made to decrease the total par value of preferred stock issued and increase additional paid in capital in the amount of $26,907. This adjustment had no effect on previously reported results of operations and also had no effect on the carrying value or historical costs of any assets or liabilities.

12. CONTINGENT LIABILITIES

Effective January 1, 2014 the Board of Directors authorized a new employment contract with Gunther Than, CEO of View Systems, Inc. That employment contract provides that in the event of a change in control of the Board of Directors or a buyout or a takeover or a substantial change of management structure Mr. Than will receive a minimum of three year’s salary plus 4.8 million shares of unrestricted stock or the equivalent in cash at Mr. Than’s direction. Mr. Than’s base salary is $240,000 per annum.

13. RECLASSIFICATIONS

Certain items presented for the prior period have been reclassified to conform to the current period presentation.

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VIEW SYSTEMS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

C O N T E N T S

Table of Contents	74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
View Systems, Inc. and Subsidiary
Baltimore, Maryland

We have audited the accompanying consolidated balance sheets of View Systems, Inc. and Subsidiary (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of View Systems, Inc. and Subsidiary as of
December 31, 2013 and 2012, and the results of their operations and cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred significant losses from operations in recent years and currently has negative working capital. Additionally, the Company is in default, on a number of covenants relating to outstanding debt agreements. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Baltimore, Maryland

April 14, 2014

Table of Contents	75

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
View Systems, Inc. and Subsidiary
Baltimore, Maryland

We have audited the accompanying consolidated balance sheets of View Systems, Inc. and Subsidiary (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of View Systems, Inc. and Subsidiary as of
December 31, 2013 and 2012, and the results of their operations and cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred significant losses from operations in recent years and currently has negative working capital. Additionally, the Company is in default, on a number of covenants relating to outstanding debt agreements. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Baltimore, Maryland

April 14, 2014

Table of Contents	76

View Systems, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2013 and 2012

	2013	2012
ASSETS

Current Assets
Cash	$53,078	$107,181
Accounts receivable	46,424	41,675
Inventory	24,109	142,065
Prepaid expenses	32,889	109,062

Total current assets	156,500	399,983

Property and Equipment (Net)	10,392	16,150

Other Assets
Prepaid expenses (non-current portion)	—	27,266
Deposits	2,872	2,872

Total other assets	2,872	30,138

Total assets	$169,764	$446,271

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$357,803	$681,197
Deferred compensation	124,190	28,102
Accrued and withheld payroll taxes payable	170,509	155,886
Accrued interest payable	43,125	54,885
Accrued royalties payable	225,000	225,000
Loans from stockholders	251,054	199,173
Notes payable	126,116	197,058
Stock settlement payable	—	124,578
Deferred revenue	121,975	215,976

Total current liabilities	1,419,772	1,881,855

Long-Term Liabilities
Long-term portion of notes payable	46,098	76,231

Total liabilities	1,465,870	1,958,086

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View Systems, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2013 and 2012 (Continued)

	2013	2014

Stockholders' Deficit
Convertible preferred stock, authorized 10,000,000 shares, $.001 par value,
Issued and outstanding 3,489,647	3,490	—
Issued and outstanding 2,989,647	—	2,990
Common stock, authorized 950,000,000 shares, $.001 par value,
Issued and outstanding 222,399,749	222,399	—
Issued and outstanding 170,421,178	—	170,421
Stock settlement in process	—	(124,578)
Common stock issuable	538,720	267,000
Additional paid in capital	25,550,331	23,775,297
Accumulated deficit	(27,611,046)	(25,602,945)

Total stockholders' deficit	(1,296,106)	(1,511,815)

Total Liabilities and Stockholders' Deficit	$169,764	$446,271

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View Systems, Inc. and Subsidiaries
Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2013	2012

Revenues
Products sales and installation	$460,653	$745,852
Revenue from extended warranties	90,040	104,604

Total revenue	550,693	850,456
Cost of sales	317,242	420,543

Gross profit	233,451	429,913

Operating expenses
General and administrative	341,390	361,393
Professional fees	1,037,204	623,352
Salaries and benefits	368,555	312,180

Total operating expenses	1,747,149	1,296,925

Loss from operations	(1,513,698)	(867,012)

Other income (expense)
Gain from on renegotiated debt	43,561	41,010
Stock-based compensation expense	(450,000)	—
Bad debt	(7,848)
Interest expense	(80,116)	(62,020)

Total other income (expense)	(494,403)	(21,010)

Net loss	$(2,008,101)	$(888,022)

Net loss per share (basic and diluted)	$(0.01)	$(0.01)

Weighted average shares outstanding (basic and diluted)	194,843,005	157,505,068

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View Systems, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Deficit (Unaudited)
For the Years Ended December 31, 2013 and 2012

						Stock
						Settlement	Additional
			Common Stock			in Process-	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Issuable	Note 13	Capital	(Deficit)

Balance, December 31, 2011	1,489,647	$1,490	131,179,400	$131,179	$—	$(124,578)	$22,820,075	$(24,714,923)

Common stock issued for cash	—	—	16,152,778	16,153	—	—	306,347	—

Common stock issued in payment of services,
accounts payable, deferred compensation and
accrued interest	—	—	23,089,000	23,089	—	—	488,912	—

Preferred shares issued in payment of
services and accounts payable	1,500,000	1,500	—	—	—	—	159,963	—

Common stock issuable (12,000,000 shares)	—	—	—	—	267,000	—	—	—

Net loss for the period ended December 31, 2012	—	—	—	—	—	—	—	(888,022)

Balance, December 31, 2012	2,989,647	2,990	170,421,178	170,421	267,000	(124,578)	23,775,297	(25,602,945)

Issuance of prior period issuable stock	—	—	12,000,000	12,000	(267,000)	—	255,000	—

Common stock issued for cash	—	—	20,866,667	20,867	—	—	497,133	—

Common stock issued for services	—	—	13,111,904	13,111	—	—	314,889	—

Common stock issued in payment of shareholder loans	—	—	1,500,000	1,500	—	—	6,000	—

Common stock issued in payment of accounts payable	—	—	4,500,000	4,500	—	—	86,400	—

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View Systems, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Deficit (Unaudited)
For the Years Ended December 31, 2013 and 2012 (Continued

						Stock
						Settlement	Additional
			Common Stock			in Process	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Issuable	Note 13	Capital	(Deficit)

Preferred stock issued for services	500,000	500	—	—	—	—	224,500	—

Stock compensation	—	—	—	—	—	—	450,000	—

Stock settlement	—	—	—	—	—	124,578	(58,888)	—

Common stock issuable (23,371,111 shares)	—	—	—	—	538,720	—	—	—

Net loss for the period ended December 31, 2013	—	—	—	—	—	—	—	(2,008,101)

Balance, December 31, 2013	3,489,647	$3,490	222,399,749	$222,399	$538,720	$—	$25,550,331	$(27,611,046)

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View Systems, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2013	2012

Cash flows from operating activities:
Net loss	$(2,008,101)	$(888,022)
Adjustments to reconcile net loss to net cash
used in operations:
Depreciation	12,597	14,976
Common stock issued/issuable in payment of services	585,438	479,396
Preferred stock issued in payment of services	225,000	44,297
Stock option expense	450,000	—
Bad debt	7,848
(Gain) loss from renegotiated debt	(43,561)	(41,010)
Interest expense paid with stock	16,133	15,000

Change in operating assets and liabilities:
(Increase) decrease in cash from:
Accounts receivable	(12,597)	36,547
Inventories	117,956	19,284
Prepaid expenses	—	29,100
Increase (decrease) in cash from:
Accounts payable and accrued expenses	(188,953)	211,811
Deferred compensation	96,088	(47,411)
Payroll taxes accrued and withheld	14,623	18,490
Accrued interest	36,960	27,045
Deferred revenue	(94,001)	(182,102)
Net cash used in operating activities	(784,570)	(262,599)

Cash flows from investing activities:
Additions to fixed assets	(6,839)	—

Cash flows from financing activities:
Proceeds from sales of common stock	518,000	322,500
Proceeds from issuable common stock	217,500	—
Proceeds/payments from stockholders loans	31,806	49,006
Principal payments on notes payable	(30,000)	(30,767)

Net cash provided by financing activities	737,306	340,739

(Decrease) increase in cash	(54,103)	78,140

Cash at beginning of period	107,181	29,041

Cash at end of period	$53,078	$107,181

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View Systems, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Continued)

	For the Years Ended
	December 31,
	2013	2012

Cash paid for:
Interest	$910	$680

Income Taxes	$—	$—

Non-Cash Investing and Financing Activities:
Notes payable paid down with common stock issuable	$111,000	$—
Accrued interest paid with issuable common stock	$48,720	$60,000
Loans from stockholders paid with common stock	$17,500	$15,000
Accounts payable and accrued expense paid with common stock	$90,900	$137,001
Accounts payable paid with issuable stock	$—	$10,104
Stock settlement payable	$124,578	$—
Issuance of common stock issuable	$267,000	$—
Notes payable paid by shareholder	$35,075	$—
Common stock issued for prepayment of services	$20,000	$285,000
Preferred stock issued for prepayment of services	$—	$118,125
Deferred compensation paid with common stock	$—	$43,338

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VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

View Systems, Inc. (the “Company”) designs, develops and sells computer software and hardware used in conjunction with surveillance capabilities. The technology utilizes the compression and decompression of digital inputs. In March 2002, the Company acquired Milestone Technology, Inc., which has developed a concealed weapons detection portal. In July 2009, the Company acquired FibreXpress, Inc., which is a company that specializes in developing and selling equipment and components for the fiber optic and communication cable industries.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Milestone Technology, Inc. and FibreXpress, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from the estimates that were used.

Accounts Receivable

Accounts receivable consists of amounts due from customers. Management periodically reviews the open accounts and makes a determination as to the ultimate collectability of each account. Once it is determined that collection is in doubt the account is written off as a bad debt. In order to provide for accounts that may become uncollectible in the future, the Company has established an allowance for doubtful accounts. The balance of the allowance for doubtful accounts is based on management’s judgment and the Company’s prior experience with managing accounts receivable.

The Company recognized bad debt expense of $7,848 and $0 for the years ended December 31, 2013 and 2012, respectively. Management’s determination is that the remaining balance is collectible and therefore no allowance for possible uncollectible accounts receivable has been recorded for the years ended December 31, 2013 and 2012, respectively.

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Revenue Recognition

The Company has three main products, namely the concealed weapons detection system, the visual first responder system and the Viewmaxx digital video system. In all cases revenue is considered earned when the product is shipped to the customer, installed (if necessary) and accepted by the customer as a completed sale. The concealed weapons detection system and the digital video system each require installation and training. The customer can engage us for installation and training, which is a revenue source separate and apart from the sale of the product. In those cases revenue is recognized at the completion of the installation and training and acceptance by the customer. However, the customer can also self-install or can engage another firm to provide installation and training. Each product has an unconditional 30 day warranty, during which time the product can be returned for a complete refund. Customers can purchase extended warranties, which provide for replacement or repair of the unit beyond the period provided by the unconditional warranty. Warranties can be purchased for various periods but generally they are for one year period that begins after any other warranties expire. The revenue from warranties is recognized on a straight line bases over the period covered by the warranty. Prior to the issuance of financial statements management reviews any returns subsequent to the end of the accounting period which are from sales recognized during the accounting period, and makes appropriate adjustments as necessary. Product prices are fixed or determinable and products are only shipped when collectability is reasonably assured.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in-first-out method (LIFO). As of December 31, 2013 and 2012 the Company’s inventory consisted of a number of assembled units as well as unassembled parts of the product.

Property and Equipment

Property and equipment is recorded at cost and depreciated over their useful lives, using the straight-line and accelerated depreciation methods. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in the results of operations. The useful lives of property and equipment for purposes of computing depreciation are as follows:

Equipment	5-7 years
Software tools	3 years

Repairs and maintenance charges which do not increase the useful lives of assets are charged to operations as incurred. Depreciation expense for the periods ended December 31, 2013 and 2012 amounted to $12,597 and $14,976, respectively.

Income Taxes

Income taxes are recorded under the assets and liabilities method whereby deferred tax assets and liabilities are recognized for the future tax consequences, measured by enacted tax rates, attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the rate change becomes effective. Valuation allowances are recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

The Company files income tax returns in the U.S. federal jurisdictions, and in various state jurisdictions. The Company is no longer subject to U.S. federal, state and local examinations by tax authorities for years prior to 2010. The company policy is to recognize interest related to unrecognized tax benefits as income tax expense. The Company believes that it has appropriate support for the income tax positions it takes and expects to take on its tax returns, and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

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Research and Development

Research and development costs are expensed as incurred.

Advertising

Advertising costs are charged to operations as incurred. Advertising costs for the periods ended December 31, 2013 and 2012 were $11,497 and $10,808, respectively.

Nonmonetary Transactions

Nonmonetary transactions are accounted for in accordance with ASC 845 “ Nonmonetary Transactions” which requires the transfer or distribution of a nonmonetary asset or liability to be based generally, on the fair value of the asset or liability that is received or surrendered, whichever is more clearly evident.

Financial Instruments

For most financial instruments, including cash, accounts receivable, accounts payable and accruals, management believes that the carrying amount approximates fair value, as the majority of these instruments are short-term in nature.

Stock-Based Compensation

We account for share-based compensation at fair value. Share-based compensation cost for stock options granted to employees, board members and service providers is determined at the grant date using an option pricing model that uses level 3 unobservable inputs. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss available to common stockholder by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares and dilutive potential common share equivalents then outstanding. Potential common shares consist of shares issuable upon the exercise of stock options and warrants in addition to shares that may be issued in the event that convertible debt is exchanged for shares of common stock. The calculation of the net loss per share available to common stockholders for the periods ended December 31, 2013 and 2012 does not include potential shares of common stock equivalents, as their impact would be antidilutive. The following reconciles amounts reported in the financial statements:

	Net Loss	Shares	Per-share
	(Numerator)	(Denominator)	Amount

Year ended December 31, 2013	$(2,008,101)	$194,843,005	$(0.01)

Year ended December 31, 2012	$(888,022)	$157,505,608	$(0.01)

2. GOING CONCERN

The Company has incurred and continues to incur, losses from operations. For the years ended December 31, 2013 and 2012, the Company incurred net losses of $2,008,101 and $888,022, respectively. In addition, certain notes payable have come due and the note holders are demanding payment.

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Management is very actively working to cure these situations. It has implemented major plans to for the future growth and development of the Company. Management is in the process of renegotiating more favorable repayment terms on the notes payable and the Company anticipates that these negotiations will result in extended payment plans. In addition, during 2013 and 2012, the Company implemented marketing and information strategies to increase public awareness of its products and thereby sales. It has established new international markets which it believes will be the source for sales growth in the very near future. It also was able to reduce the per-unit cost of manufacturing its products. Additionally, the Company has increased the efficiency of its processes and focused its development efforts on products that appear to have greater sales potential.

Historically, the Company has financed its operations primarily through private financing. It is management’s intention to finance operations during the remainder of 2014 primarily through increased sales although there will still be a need for additional equity financing. In addition, management is actively seeking out mergers and acquisitions which would be beneficial to the future growth of the Company. There can be no assurance, however, that this financing will be successful and the Company may be required to further reduce expenses and scale back operations.

As previously noted the Company is currently in default on a $50,000 loan from a stockholder.

The consolidated financial statements presented above and the accompanying Notes have been prepared on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future, and does not include any adjustments to reflect possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of any extraordinary regulatory action, which would affect our ability to continue as a going concern.

Due to the conditions and events discussed above, there is substantial doubt about the Company’s ability to continue as a going concern.

3. NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements and concluded that there are no new accounting standards are applicable to the Company.

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4. NOTES PAYABLE

Notes payable as of December 31, 2013 and December 31, 2012 consists of the following:

	2013	2012
Stockholder
An unsecured loan from a stockholder which is payable on demand with interest at 12%. The note was dated November 1, 2007 and the note matures and the principal is payable upon the demand of the lender. The note was paid in full during 2013 primarily through the issuance of common stock issuable.	$—	$116,000

Investor
An unsecured loan from an investor, payable in monthly installments of $5,000 commencing July 1, 2013 until paid in full. The loan bears no interest and is the amount due as a result of a settlement of the stock settlement payable mentioned below.	45,000	—

Lafayette Community Bank
A term loan secured by a stockholder, payable in monthly installments of $2,587 commencing in December 25, 2009 but refinanced in May 2011. The loan is due in full on May 18, 2016 and interest accrues monthly at 7.5% per annum.	72,596	97,185

Stockholder
Demand loan payable with interest at 5% per month dated September 18, 2009. The loan is secured by the Company’s accounts receivable. The note was payable in full on December 17, 2009 so this debt is currently in default.	50,000	50,000

Chase
Equipment loan to finance the purchases of a truck, payable monthly in installments of $533, which include interest at 5.34% per annum.	4,618	10,104

TOTAL	172,214	273,289

Less current portion	126,116	197,058

Non-current portion	$46,098	$76,231

Principal payments for the next five years:

2014	$126,116
2015	28,555
2016	17,543
Thereafter	—

TOTAL	$172,214

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5. INCOME TAXES

For income tax purposes the Company has net operating loss carry forwards of approximately $20 million as of December 31, 2013 that may be used to offset future taxable income. In the instance of future corporate acquisitions, the net operating losses may be used to offset the future taxable income of a qualifying subsidiary corporation which meets IRS regulations governing such situations. The losses have accumulated since 1998 and they will start to expire in 2018. IRS regulations also provide that significant changes in ownership (greater than 50%) could result in the expiration of some of the net operating loss carry forwards. As of the date of this report the Company has not made an analysis of the changes in ownership to determine of any of these losses have expired.

The components of the net deferred tax asset as of December 31, 2013 are as follows:

Effect of net operating loss carry forward	$10,986,000
Less evaluation allowance	(10,986,000)
Net deferred tax asset	$—

The components of income tax expense (benefit) are as follows:

	Year ended
	December 31	December 31
	2013	2012
Net loss per financial statements which approximates net loss
per income tax returns	$(2,008,101)	$(88,022)
Income tax expense (benefit) applying prevailing
Federal and state income tax rates	(843,400)	(373,000)
Less valuation allowance	843,400	373,000

Net income tax expense	$—	$—

Net income tax benefit is not recognized at this time because there is no reasonable expectation that the benefit will be realized in the future.

The Company has adopted accounting rules that prescribe when to recognize and how to measure the financial statement effects, if any, of income tax positions taken or expected on its income tax returns. These new rules require management to evaluate the likelihood that, upon examination by relevant taxing jurisdictions, those income tax positions would be sustained.

Based on that evaluation, if it were more than fifty percent (50%) probable that a material amount of income tax would be imposed at the entity level upon examination by the relevant taxing authorities, a liability would be recognized in the accompanying balance sheet along with any interest and penalties that would result from that assessment. Should any such penalties and interest be incurred, the Company’s policy would be to recognize them as operating expenses.

Due to continuous losses from operations the Company has assigned a full valuation allowance against its deferred tax assets.

6. CONVERTIBLE PREFERRED STOCK

In July 2005 the Company issued 7,171,725 shares of Series A Preferred Stock in payment of services. The issuance had been previously authorized by the Board of Directors. Each share of Series A Preferred Stock has a liquidation preference, in the event of liquidation of the corporation, of $0.001 per share before any payment or distribution is made to the holders of common stock.

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During 2008 the Board of Directors approved a reverse split of the stock in which one new share of preferred stock was issued in exchange for each 80 shares of stock outstanding. Accordingly, the total issued of preferred stock was adjusted from 7,171,725 shares to 89,647 shares. The par value and the total authorized shares did not change.

Effective in 2010 the initial issuance of preferred of Series A Preferred can be converted into common stock in the ratio of 15:1. During 2011 the Board of Directors authorized the issuance of an additional 1,400,000 shares of Series A Preferred Stock in payment of a loan from a shareholder in the amount of $64,000 and also in payment of services in the amount of $34,000. These additional shares can be converted to common stock in 2013. Each share is entitled to fifteen votes and shall be entitled to vote on any matters brought to a vote on the common stock shareholder.

During 2012 the Board of Directors authorized the issuance of an additional 1,500,000 shares of Series A Preferred Stock in payment of deferred compensation and current compensation in the amount of $161,463.

During 2013 the Board of Directors authorized the issuance of an additional 500,000 shares of Series A Preferred Stock in payment of professional services in the amount of $225,000.

7. OPERATING LEASE

The Company leases 3,600 sq. ft. of office and warehouse space at 1550 Caton Center Drive, Suites D and E, Baltimore, Maryland, under a non-cancellable operating lease which expires in December 2014. The original base rent was $3,077 per month with a 3% annual rent escalator clause.The current monthly rent is $3,464. Rent expense, which includes the Caton Center property as well as some other short-term leases, was $44,652and $45,941 for the periods ended December 31, 2013 and 2012, respectively.

8. STOCK BASED COMPENSATION

During the periods ended December 31, 2012 and 2011 the Company granted restricted stock to independent contractors and consultants for payment of services.

On April 2, 2010 the Company adopted its 2010 Equity Incentive Plan. Reserved for equity issuances under the Equity Incentive Plan are 50,000,000 shares of our common stock. During 2011 14,116,433 shares of common stock were issued under the provisions of the 2010 Equity Incentive Plan for which $92,065 of expenses were recognized.

On June 1, 2010 the Company adopted its 2010 Service Provider Stock Compensation Plan. Reserved for equity issuances under the Service Provider Stock Compensation Plan are 50,000,000 shares of our common stock. No equity issuances were made during the reporting period from the 2010 Service Provider Stock Compensation Plan.

During 2013 and 2012, the Company issued the following compensatory shares outside of its existing Stock Option and Restricted Share Plans at the discretion of the Board of Directors:

For the year ended December 31, 2013 13,111,904 shares of common stock were issued in payment of expenses and prepaid expenses amounting to $328,000.

For the year ended December 31, 2012 14,250,000 shares of common stock were issued in payment of expenses and prepaid expenses amounting to $285,000.

For the year ended December 31, 2012 1, 500,000 shares of preferred stock were issued in payment of expenses and liabilities amounting to $161,463.

In addition, 4,500,000 shares of common stock were issued during 2013 in payment of accounts payable of $90,900 and another 1,500,000 shares of common stock were issued in payment of notes payable of $7,500.

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In addition, shares of common stock were issued in 2012 in payment of accounts payable amounting to $28,500, in payment of accrued compensation of $108,501, in payment of notes payable of $15,000 and accrued interest of $75,000.

Independent contractors and consultants’ expense was based on the estimated value of services rendered or the value of the common stock issued, if more reliably determined.

Stock Options and Warrants

On April 2, 2010, the Company adopted its 2010 Equity Incentive Plan, which authorized, among other forms of incentives, the issuance of stock options. Reserved for equity issuances under the 2010 Equity Incentive Plan are 50,000,000 shares of our common stock. No equity issuances have been made from the 2010 Equity Incentive Plan. Stock options, which may be tax qualified and non-qualified, are exercisable for a period of up to ten years at prices at or above market prices as established on the date of the grant.

Stock Options

Certain nonqualified stock options were issued during the year ended December 31, 2013 to a member of the board of directors as compensation for services performed.

		Weighted	Weighted Average	Aggregate
	Number of	Average	Remaining	Intrinsic
	Options	Exercise Price	Contractual Life	Value

Outstanding at January 1, 2013	—	$—	—	$—
Granted	15,000,000	$0.03	4.14	$—
Exercised	—	$—	—	$—
Forfeited	(5,000,000)	$—	—	$—
Outstanding at December 31, 2013	10,000,000	$0.03	4.14	$—

Exercisable at December 31, 2013	10,000,000	$0.03	4.14	$—

The Company uses the Black-Scholes option pricing model to calculate the fair value of options. Significant assumptions used in this model include:

	Year ended
	December 31	December 31
	2013	2012

Annual Dividend	—	NA
Expected Life (in years)	5	NA
Risk Free Interest Rate	0.78%	NA
Expected Volatility	325.25%	NA

The 10,000,000 options granted for the year ended December 31, 2013 had a weighted average grant date fair value of $0.03.

9. RELATED PARTY TRANSACTIONS

During the periods reflected on this report certain shareholders made cash advances to the Company to help with short-term working capital needs. The net proceeds from stockholders with unstructured payment plans amounted to $31,806 and 49,006 for the years ended December 31, 2013 and 2012, respectively. The total balance due on unstructured loans from shareholders amounted to $251,054 and $199,173 at December 31, 2013 and 2012, respectively. Loans from stockholders made with repayment terms are described in Note 4 above.

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During the year ended December 31, 2013 a Board member provided professional services to the Company for which he was paid $25,000 in cash and awarded 7,113,333 shares of common stock with a value of $173,500. Of the total shares 1,680,000 were issued subsequent to December 31, 2013 and are reflected on the financial statements as issuable common stock.

During the year ended December 31, 2012 the Company’s Chief Executive Officer was issued 1,000,000 shares of convertible preferred stock as a payment for compensation accrued during 2012 and 2011 in the amount of $43,338. He was also issued 1,839,000 shares of common stockas a payment for compensation accrued during 2011 and 2012 in the amount of $108,501. In addition, in December 2012 the Board of Directors authorized the issuance of 8,000,000 shares of common stock to the Chief Executive Officer as payment for compensation accrued during 2011 and 2012 in the amount of $160,000. These shares were issued subsequent to December 31, 2012 and are reflected on the financial statements as issuable common stock.

10. STOCK SETTLEMENT IN PROCESS

During 2006 the Company negotiated a loan from an individual in the amount of $100,000. Under the terms of the loan it was to be repaid in full within one year together with interest at the rate of 15% per annum. The Company was unable to pay the loan when due and under the threat of litigation the note holder was given 3,500,000 shares of common stock. The stock was issued on January 28, 2010. At that time the principal, accrued interest and legal fees amounted to $163,366. Under the terms of a court ordered stipulation agreement if the note holder was unable to liquidate the stock in full payment of the stipulated amount then the Company would be obligated to issue more stock to him to make up for the shortage.As a part of the agreement the note holder is required to account for proceeds realized from the sales of stock. The note holder has yet to report any stock sales so this settlement is considered to be in process.

During the year ended December 31, 2011 $38,788 was levied against the Company’s bank accounts as a result of a legal action brought to force collection of the balance. The note holder’s contention was that stock sales had fallen well short of the balance due and thus he was due to be paid. While the Company had a complaint that they had not been provided with any information regarding sales of stock management was unable to stave off the forced levy. As a result of the levy the debt balance as of December 31, 2011 was reduced to $124,578.

Subsequent to June 30, 2013 the note holder reported that he had sold all of the 3,500,000 shares of the common stock noted above. After giving effect to those proceeds, and the note holder and the Company agreed to settle the remaining debt for $75,000. As a result, the Company has agreed to make monthly payments of $5,000, commencing in July 2013, until the debt is paid in full. The agreement provides that there is no interest due on this debt. As of December 31, 2013 the balance due on this agreement was $45,000.

11. ISSUABLE COMMON STOCK

During 2013 the Board of Directors authorized the issuance of 23,371,111 shares of common stock that were not issued until after December 31, 2013. These authorizations were 11,911,111 shares for $217,500 of cash, 6,660,000 shares of common stock in payment of services amounting to $121,500, 1,400,000 shares of common stock in payment of accounts payable of $30,000 and 3,400,000 shares in payment of notes payable and accrued interest of $169,720.

During December 2012 the Board of Directors authorized the issuance of 12,000,000 shares of common stock in payment of services in the amount of $267,000. The certificates were issued subsequent to December 31, 2012.

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12. JOINT VENTURE PROFIT SHARING

During 2011 the Company entered into an agreement with CRA, Inc. regarding a sale of 60 scanners to a municipal school system. Under the terms of the deal CRA, Inc. purchased all of the materials and paid substantially all of the cost, View Systems, Inc. assembled the products, shipped the scanners for installation and billed the school system. The terms of the agreement provide that each party is to share equally in the profits. As of December 31, 2012 the Company has estimated that it owed CRA $63,561 which is CRA’s share on the profit is reflected on the financial statements as a component of cost of sales. However, since the project was not completed as of December 31, 2012 the ultimate calculation of profit could be made until the job is considered completed. During 2013 the parties agreed to settle the debt for $20,000 which was paid in full prior to December 31, 2013.

13. CONCENTRATIONS

During the years ended December 31, 2013 and 2012 the Company received 47% and 22% of its product sales revenue for a single state municipal agency. The contract with this agency was completed during 2013.

14. SUBSEQUENT EVENT

On March 10, 2014 the Company filed a Form S-1 with the SEC the purpose of which is to allow the Company to sell up to 100,000,000 shares of common stock directly to the public at a stated price of $0.04 per share. The funds raised by this offering will be used to reduce debt and provide working capital. The Form S-1 is pending approval by the SEC which will take at least 30 days from the date filed.

15. CHANGE TO PRIOR FINANCIAL STATEMENT

During 2013 it was noticed that the par value of preferred stock had been incorrectly reported as $0.01 per share while the correct par value was $0.001 per share. Accordingly, an adjustment was made to decrease the total par value of preferred stock issued and increase additional paid in capital in the amount of $26,907. The adjustment is reflected in beginning balances of preferred stock and additional paid-in-capital as of December 31, 2011. This adjustment had no effect on previously reported results of operations and also had no effect on the carrying value or historical costs of any assets or liabilities.

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[Back Cover]

PROSPECTUS

Common Shares

Number of Shares Subscribed For: 1,166,667

VIEW SYSTEMS, INC.

SUBSCRIPTION AGREEMENT

For US $ $35,000.00

A. The undersigned hereby subscribes for and agrees to purchase **One Million, One Hundred Sixty Six Thousand and Six Hundred and Sixty Seven (1,166,667)** Shares of Common Stock ("Common Shares" or "Shares") issuable by **VIEW SYSTEMS, INC.**, a corporation organized and existing under the laws of the State of Nevada (the "Company"). The undersigned agrees to pay a purchase price of **$0.03** for each Common Share purchased. The undersigned herewith tenders to the Company the entire amount of such purchase price **($35,000.00** (Thirty Five Thousand Dollars)) by check made payable to the order of the Company, or, in the case of certain investors, has already made such payment to the Company.

B. The undersigned acknowledges that these Shares of Common Stock of the Company (the "Shares" or the "Securities") have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state (i) that absent an exemption or registration under the Act, the Securities cannot be resold, and (ii) the Securities are being offered for sale in reliance upon exemptions from registration contained in the 1933 Act and applicable state laws, and that the Company's reliance upon such exemptions is based in part upon the undersigned's representations, warranties and agreements contained in this Subscription Agreement.

The Offering of the Shares shall terminate on January 1,2014, or such later date not more than 30 days thereof as may be determined by the Company in its discretion, unless sooner terminated by reason of the sale of all the Notes prior to such time. The Company has the right, in it sole discretion, to accept or reject any subscription.

In order to induce the Company to accept this Subscription Agreement, the undersigned represents and warrants to the Company as follows:

The undersigned understands that (i) this Subscription Agreement may be accepted or rejected in whole or in part in the discretion of the Company, and (ii) this Subscription Agreement, unless properly revoked before acceptance, shall survive the undersigned's death, disability or insolvency, except that the undersigned shall have no obligations in the event that this Subscription Agreement is rejected

A Total of 106,000,000, Shares of Common Stock Offered for Sale

100,000,000 Shares Offered at $0.04 Per Share by the Company

6,000,000 Shares Offered at Market Price by a Selling Shareholder

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______, 2014, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.

OTHER EXPENSES OF DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commission, paid or to be paid by the registrant in connection with the sale of the Shares of Common Stock being registered hereby. All amounts shown, except the Securities and Exchange Commission registration fee, are estimates.

Expense	Amount *
Registration Fee	$73
Cost of printing	$8,000	*
Legal fees & expenses	$18,000	*
Accounting fees & expenses	$1,000	*
Edgar Filing preparation & fees	$1,000	*
Transfer Agent fees	$0
Miscellaneous	$1,927	*
Total	$30,000
* Estimated subject to change

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VI of our Articles of Incorporation, as amended and restated, provides for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other Company in the performance of his duties as such officer or director.

Article V of our Bylaws provides for indemnification of our officers and directors. Our Bylaws provide as follows in pertinent part:

5.1  Indemnification of Directors.  Unless otherwise provided in the articles of incorporation, the corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this Section 5.1.

5.1.1  Determination of Authorization.  The corporation shall not indemnify a director under this Section unless:

(a)  a determination has been made in accordance with the procedures set forth in the Statutes that the director met the standard of conduct set forth in subsection (b) below, and

(b)  payment has been authorized in accordance with the procedures set forth in the Statutes based on a conclusion that the expenses are reasonable, the corporation has the financial ability to make the payment, and the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

5.1.2  Standard of Conduct.  The individual shall demonstrate that:

(a)  he or she conducted himself in good faith; and

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(b)  he or she reasonably believed:

(i)  in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests;

(ii)  in all other cases, that his conduct was at least not opposed to its best interests; and

(iii)  in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

5.1.3  Indemnification in Derivative Actions Limited. Indemnification permitted under this Section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

5.1.4  Limitation on Indemnification.  The corporation shall not indemnify a director under this Section of Article 5:

(a)  in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b)  in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the director.

5.2  Advance of Expenses for Directors.  If a determination is made following the procedures of the Statutes, that the director has met the following requirements, and if an authorization of payment is made following the procedures and standards set forth in the Statutes, then unless otherwise provided in the articles of incorporation, the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a)  the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in this section;

(b)  the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct;

(c)  a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section or the Statutes.

5.3  Indemnification of Officers, Agents and Employees Who Are Not Directors.  Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to the same extent as to a director, or to any greater extent consistent with public policy, as determined by the general or specific actions of the board of directors.

5.4  Insurance.  By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Statutes.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or employees pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During fiscal year ended December 31, 2013 and to current date, we issued an aggregate of 39,241,778 shares of unregistered common stock and 1,400,000 Series A preferred shares as follows.

Common Stock -2013

During fiscal year ended December 31, 2013, we issued an aggregate 13,111,904 shares of our restricted common stock at a per share price of ranging from approximately $0.0200 to $0.0560 approximately sixteen vendors relating to expenses incurred in the amount of $328,000. The expenses were primarily related to professional services rendered. The 13,111,904 shares were issued in a private transaction to sixteen United States residents in reliance on Rule 506 of Regulation D promulgated under the Securities Act. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The vendors acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

During fiscal year ended December 31, 2013, we issued an aggregate 4,500,000 shares of our restricted common stock at a per share price of approximately $0.02 to two creditors relating to accounts payable of $90.900. The 4,500,000 shares were issued in a private transaction to two United States residents in reliance on Rule 506 of Regulation D promulgated under the Securities Act. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The creditors acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

During fiscal year ended December 31, 2013, we issued an aggregate 2,,000,000 shares of our restricted common stock at a per share price of approximately $0.005 relating to accounts payable and to one note holder relating to principal of $7,500 due and owing. The 2,000,000 shares were issued in a private transaction to one United States resident in reliance on Rule 506 of Regulation D promulgated under the Securities Act. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The note holders acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities

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Common Stock - Issued in 2014

During fiscal year ended December 31, 2013, we authorized the issuance of an aggregate 23,371,111 shares of our restricted common stock (which were issued subsequent to December 31, 2013) as follows: (i) 11,911,111 shares at a per share price of approximately $0.018 to investors resulting in gross proceeds of $217,500; (ii) 6,660,000 shares of common stock at a per share price of $0.018 to consultants in payment of services rendered in the aggregate amount of $121,500; (iii) 1,400,000 shares of common stock at a per share price of $0.021 in payment of services of $30,000; and (iv) 3,400,000 shares of common stock at a per share price of $0.049 to creditors in payment of notes payable and accrued interest of $169,720. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The consultants acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

Preferred Stock - 2013

During fiscal year ended December 31, 2013, we authorized the issuance of an aggregate 500,000 shares of our Series A preferred stock at a per share price of approximately $0.45 to a consultant relating to professional services rendered in the amount of $225,000. The 500,000 shares were issued in a private transaction to one United States resident in reliance on Rule 506 of Regulation D promulgated under the Securities Act. The shares of Series A preferred stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The consultant acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

During fiscal year ended December 31, 2013, we authorized the issuance of an aggregate 1,000,000 shares of our Series A preferred stock at a per share price of approximately $0.43 to one of the members of our Board of Directors as payment for compensation. The 1,000,000 shares were issued in a private transaction to one United States resident in reliance on Rule 506 of Regulation D promulgated under the Securities Act. The shares of Series A preferred stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements.

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ITEM 16

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement unless otherwise indicated:

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to exhibit 3(i).1 to Form 10-Q filed May 14, 2010)

3.2	Bylaws (Incorporated by reference to exhibit 3.2 for Form 10-QSB, filed November 14, 2003)

4.2	Subscription Agreement between View Systems, Inc. and Starr Consulting, Inc., Active Stealth, LLC, and KCS Referral Service LLC, dated December 23, 2005 (Incorporated by reference to exhibit 4.1 of Form 8-K, filed January 6, 2006)

5.1	Opinion re Legality*

10.1	View Systems, Inc. 2010 Equity Incentive Plan (Incorporated by reference to exhibit 10.1 to Form 10-Q filed May 14, 2010)

10.2	View Systems, Inc. 2010 Service Provider Stock Compensation Plan (Incorporated by reference to exhibit 10.4 to Form 10-Q filed August 19, 2010)

10.3	Employment agreement between View Systems and Gunther Than, dated December 1, 2009 (Incorporated by reference to exhibit 10.1 to Form 8-K, filed January 11, 2010)

10.4	Subcontractor Agreement dated March 9, 2009 between MasTec North America, Inc. and View Systems, Inc. (Incorporated by reference to exhibit 10.3 for Form 10-Q, Amendment No. 1, for the period ended March 31, 2009)

10.3	Purchase Agreement, dated June 1, 2012 (Incorporated by reference to exhibit 10.1 to Form 8-K, filed July 3, 2012)

10.4	Amendment to Purchase Agreement, dated June 28, 2012 (Incorporated by reference to exhibit 10.2 to Form 8-K, filed July 3, 2012)

10.5	Agreement to Accept View Systems Inc. Common Stock in Payment of Note Payable dated September 21, 2013 between View Systems Inc. and William W. Smith

10.6	Subscription Agreement dated March 22, 2013 between View Systems Inc. and Reid Miles.

21.1	List of Subsidiaries*

23.1	Consent of Stegman and Company*

31.1	Rule 13a-15(e)/15d-15(e) Certification by the Chief Executive Officer and Chief Financial Officer *

32.1	Certification by the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *

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ITEM 17.

UNDERTAKINGS

Registrant hereby undertakes:

• To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:  (i) include any prospectus required by Section 10(a) (3) of the Securities Act; (ii) reflect in the Prospectus any facts or events  which, individually or in the aggregate, represent a fundamental change in  the information in the Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

• That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

• To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

• To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

• That, for the purpose of determining liability under the Securities Act to any purchaser:

• Pursuant to Rule 430B:

• That each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

• Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

• that in a primary offering of securities by the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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• Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

• Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

• The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

• Any other communication that is an offer in the offering made by the Registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on July 2, 2014.

View Systems, Inc. By: /s/ Gunther Than
Gunther Than
Chief Executive Officer and Chief Financial Officer (Principal executive officer, principal financial officer, and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gunther Than	Director, Chief Executive Officer and Treasurer	July 2, 2014
Gunther Than

/s/ Michael L. Bagnoli	Director and Secretary	July 2, 2014
Michael L. Bagnoli

/s/ Martin J. Maassen	Director	July 2, 2014
Martin J. Maassen

/s/ Reid Miles	Director	July 2, 2014
Reid Miles

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